
                                                                    EXHIBIT 99.1

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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  by and among

                            BRAINWORKS VENTURES, INC.
                              a Nevada corporation;

                        AAHOLDINGS ACQUISITION SUB, INC.
                             a Georgia corporation;

                                 AAHOLDINGS, LLC
                    a Delaware limited liability company; and

                                       and

                          ASSURANCEAMERICA CORPORATION
                              a Georgia corporation

                           ---------------------------

                            dated as of April 1, 2003

                           ---------------------------

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                                TABLE OF CONTENTS

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
SECTION 1.        DESCRIPTION OF TRANSACTION.....................................................................     1

   1.1    MERGER OF THE LLC INTO THE COMPANY; MERGER OF MERGER SUB INTO THE COMPANY..............................     1
   1.2    EFFECT OF THE CONVERSION AND THE MERGER................................................................     2
   1.3    CLOSING; EFFECTIVE TIME................................................................................     2
   1.4    ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS...........................................     2
   1.5    CONVERSION OF SHARES...................................................................................     2
   1.6    EFFECT OF THE MERGER ON COMPANY COMMON STOCK...........................................................     3
   1.7    EXCHANGE OF CERTIFICATES...............................................................................     3
   1.8    TAX CONSEQUENCES.......................................................................................     4
   1.9    FURTHER ACTION.........................................................................................     4

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE LLC......................................     4

   2.1    DUE ORGANIZATION; SUBSIDIARIES; ETC....................................................................     4
   2.2    GOVERNING DOCUMENTS....................................................................................     5
   2.3    CAPITALIZATION, ETC....................................................................................     5
   2.4    FINANCIAL STATEMENTS...................................................................................     6
   2.5    ABSENCE OF CHANGES.....................................................................................     7
   2.6    TITLE TO ASSETS........................................................................................     8
   2.7    RECEIVABLES, CUSTOMERS.................................................................................     9
   2.8    REAL PROPERTY; EQUIPMENT; LEASEHOLD....................................................................     9
   2.9    PROPRIETARY ASSETS.....................................................................................     9
   2.10   CONTRACTS..............................................................................................    11
   2.11   LIABILITIES............................................................................................    13
   2.12   COMPLIANCE WITH LEGAL REQUIREMENTS.....................................................................    13
   2.13   CERTAIN BUSINESS PRACTICES.............................................................................    13
   2.14   GOVERNMENTAL AUTHORIZATIONS............................................................................    13
   2.15   TAX MATTERS............................................................................................    14
   2.16   EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS..............................................................    15
   2.17   ENVIRONMENTAL MATTERS..................................................................................    17
   2.18   INSURANCE..............................................................................................    18
   2.19   TRANSACTIONS WITH AFFILIATES...........................................................................    18
   2.20   LEGAL PROCEEDINGS; ORDERS..............................................................................    19
   2.21   AUTHORITY; BINDING NATURE OF AGREEMENT.................................................................    19
   2.22   NO EXISTING DISCUSSIONS................................................................................    19
   2.23   NON-CONTRAVENTION; CONSENTS............................................................................    19
   2.24   FINANCIAL ADVISOR......................................................................................    20
   2.25   FULL DISCLOSURE........................................................................................    20

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF BRAINWORKS AND MERGER SUB....................................    21

   3.1    DUE ORGANIZATION; SUBSIDIARIES; ETC....................................................................    21
   3.2    ARTICLES OF INCORPORATION AND BYLAWS...................................................................    21
   3.3    CAPITALIZATION, ETC....................................................................................    21
   3.4    SEC FILINGS; FINANCIAL STATEMENTS......................................................................    23
   3.5    ABSENCE OF CHANGES.....................................................................................    23
   3.6    TITLE TO ASSETS........................................................................................    25
   3.7    RECEIVABLES, CUSTOMERS.................................................................................    26
   3.8    REAL PROPERTY; EQUIPMENT; LEASEHOLD....................................................................    26
   3.9    PROPRIETARY ASSETS.....................................................................................    26
   3.10   CONTRACTS..............................................................................................    28
   3.11   LIABILITIES............................................................................................    30
   3.12   COMPLIANCE WITH LEGAL REQUIREMENTS.....................................................................    31

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
   3.13   CERTAIN BUSINESS PRACTICES.............................................................................    31
   3.14   GOVERNMENTAL AUTHORIZATIONS............................................................................    31
   3.15   TAX MATTERS............................................................................................    31
   3.16   EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS..............................................................    32
   3.17   ENVIRONMENTAL MATTERS..................................................................................    35
   3.18   INSURANCE..............................................................................................    35
   3.19   TRANSACTIONS WITH AFFILIATES...........................................................................    36
   3.20   LEGAL PROCEEDINGS; ORDERS..............................................................................    36
   3.21   AUTHORITY; INAPPLICABILITY OF ANTI-TAKEOVER STATUTES; BINDING NATURE OF AGREEMENT......................    36
   3.22   NO EXISTING DISCUSSIONS................................................................................    37
   3.23   NO VOTE REQUIRED.......................................................................................    37
   3.24   NON-CONTRAVENTION; CONSENTS............................................................................    37
   3.25   FAIRNESS OPINION.......................................................................................    38
   3.26   FINANCIAL ADVISOR......................................................................................    38
   3.27   FULL DISCLOSURE........................................................................................    38

SECTION 4.        CERTAIN COVENANTS OF THE COMPANY, THE LLC AND BRAINWORKS.......................................    38

   4.1    ACCESS AND INVESTIGATION...............................................................................    38
   4.2    OPERATION OF THE COMPANY'S BUSINESS....................................................................    39
   4.3    OPERATION OF BRAINWORKS' BUSINESS......................................................................    41
   4.4    NO SOLICITATION........................................................................................    43

SECTION 5.        ADDITIONAL COVENANTS OF THE PARTIES............................................................    44

   5.1    REGULATORY APPROVALS...................................................................................    44
   5.2    EMPLOYEE BENEFITS......................................................................................    45
   5.3    INDEMNIFICATION OF OFFICERS AND DIRECTORS..............................................................    45
   5.4    DISCLOSURE.............................................................................................    45
   5.5    BOARD OF DIRECTORS.....................................................................................    45

SECTION 6.        CONDITIONS PRECEDENT TO OBLIGATIONS OF BRAINWORKS AND MERGER SUB...............................    45

   6.1    ACCURACY OF REPRESENTATIONS............................................................................    45
   6.2    PERFORMANCE OF COVENANTS...............................................................................    46
   6.3    CONSENTS...............................................................................................    46
   6.4    DOCUMENTS..............................................................................................    46
   6.5    NO MATERIAL ADVERSE EFFECT.............................................................................    46
   6.6    NO RESTRAINTS..........................................................................................    46
   6.7    NO GOVERNMENTAL LITIGATION.............................................................................    46
   6.8    NO OTHER LITIGATION....................................................................................    47

SECTION 7.        CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY AND THE LLC..................................    47

   7.1    ACCURACY OF REPRESENTATIONS............................................................................    47
   7.2    PERFORMANCE OF COVENANTS...............................................................................    47
   7.3    CONSENTS...............................................................................................    47
   7.4    DOCUMENTS..............................................................................................    47
   7.5    NO MATERIAL ADVERSE EFFECT.............................................................................    48
   7.6    NO RESTRAINTS..........................................................................................    48
   7.7    NO GOVERNMENTAL LITIGATION.............................................................................    48
   7.8    NO OTHER LITIGATION....................................................................................    48

SECTION 8.        TERMINATION....................................................................................    48

   8.1    TERMINATION............................................................................................    48
   8.2    EFFECT OF TERMINATION..................................................................................    50
   8.3    EXPENSES; TERMINATION FEES.............................................................................    50

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
SECTION 9.        MISCELLANEOUS PROVISIONS.......................................................................    50

   9.1    AMENDMENT..............................................................................................    50
   9.2    WAIVER.................................................................................................    50
   9.3    NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES..........................................................    50
   9.4    ENTIRE AGREEMENT; COUNTERPARTS; FACSIMILE, EXECUTION AND DELIVERY......................................    50
   9.5    APPLICABLE LAW; JURISDICTION...........................................................................    50
   9.6    ATTORNEYS' FEES........................................................................................    51
   9.7    ASSIGNABILITY..........................................................................................    51
   9.8    NOTICES................................................................................................    51
   9.9    COOPERATION............................................................................................    52
   9.10   CONSTRUCTION...........................................................................................    52

EXHIBITS AND SCHEDULES

EXHIBIT A                  DEFINITIONS

EXHIBIT B                  FORM OF CERTIFICATE OF MERGER FOR CONVERSION

EXHIBIT C                  FORM OF CERTIFICATE OF MERGER FOR MERGER

EXHIBIT D                  ARTICLES OF INCORPORATION OF SURVIVING CORPORATION

EXHIBIT E                  BYLAWS OF SURVIVING CORPORATION

SCHEDULE 1                 DISTRIBUTION OF MERGER CONSIDERATION

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of April 1, 2003, by and among: BRAINWORKS VENTURES, INC., a Nevada corporation ("Brainworks"); AAHOLDINGS ACQUISITION SUB, INC., a Georgia corporation and a wholly owned subsidiary of Brainworks ("Merger Sub"); AAHOLDINGS, LLC, a Delaware limited liability company (the "LLC") and ASSURANCEAMERICA CORPORATION, a Georgia corporation and a wholly-owned subsidiary of the LLC (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

         A. WHEREAS, the LLC and the Company intend to effect a merger for the purpose of converting the LLC from a limited liability company to a corporation under the laws of the State of Georgia (the "Conversion"). Upon consummation of the Conversion, the Company will succeed to the business, assets and liabilities of the LLC and the LLC will cease to exist.

         B. WHEREAS, Brainworks, Merger Sub, the LLC and the Company intend to effect a merger (the "Merger") subsequent to the Conversion, of Merger Sub into the Company in accordance with this Agreement and the Georgia Business Corporation Code ("GBCC"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Brainworks.

         C. WHEREAS, it is intended that the Conversion and the Merger will be effected under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

         D. WHEREAS, the respective boards of directors or governing bodies of Brainworks, Merger Sub, the LLC and the Company have approved this Agreement and approved the Merger. The governing body of the LLC and the board of directors of the Company have approved the Conversion.

                                    AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

         SECTION 1.        Description of Transaction.

         1.1 Merger of the LLC into the Company; Merger of Merger Sub into the Company.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, immediately prior to the Effective Time, the LLC shall be merged with and into the Company, and the separate existence of the LLC shall cease.

                  (b) Upon the terms and subject to the conditions set forth in this Agreement, subsequent to the Conversion, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. Following the Effective Time, the Company shall continue as the surviving corporation (the "Surviving Corporation").

         1.2 Effect of the Conversion and the Merger. The Conversion and the Merger shall have the effects set forth in this Agreement and in the applicable provisions of the GBCC and the Georgia Limited Liability Company Act ("GLLCA").

         1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Powell, Goldstein, Frazer & Murphy LLP, 191 Peachtree Street, N.E., 16th Floor, Atlanta, Georgia 30303, at 10:00 a.m. E.S.T., on April 1, 2003, or such other date to be agreed to by the parties to this Agreement (the "Closing Date"), which shall be no later than the fifth business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). Subject to the provisions of this Agreement: (a) a certificate of merger satisfying the applicable requirements of the GBCC and the GLLCA with respect to the Conversion and substantially in the form attached hereto as Exhibit B shall be duly executed by the Company and, immediately prior to the Merger, filed with the Secretary of State of the State of Georgia (the "Secretary of State"); and (b) a certificate of merger satisfying the applicable requirements of the GBCC with respect to the Merger and substantially in the form attached hereto as Exhibit C (the "Certificate of Merger") shall be duly executed by the Company and simultaneously with or as soon as practicable following the Closing, filed with the Secretary of State. The Conversion shall become effective immediately prior to the Merger. The Merger shall become effective (the "Effective Time") upon the latest of: (a) the date and time of the filing of the Certificate of Merger with the Secretary of State; or (b) such later date and time as may be specified in the Certificate of Merger with the consent of both Brainworks and the Company.

         1.4 Articles of Incorporation and Bylaws; Directors and Officers. At the Effective Time:

                  (a) the Articles of Incorporation of the Company shall continue to be the Articles of Incorporation of the Surviving Corporation without amendment thereto and as attached hereto as Exhibit D;

                  (b) the Bylaws of the Company shall continue to be the Bylaws of the Surviving Corporation without amendment thereto and as attached hereto as Exhibit E; and

                  (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of the Company immediately prior to the Effective Time.

         1.5      Conversion of Shares.

                  (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Brainworks, Merger Sub, the Company, the LLC, or any stockholder of the Company or any member of the LLC:

                           (i)      each share of Company Common Stock then
outstanding shall be converted into the right to receive one share of Brainworks Common Stock. The Company Converting Preferred Stock will remain outstanding until the authorized number of shares of

Brainworks Common Stock is increased to a number sufficient to exchange each share of Company Converting Preferred Stock for one share of Brainworks Common Stock. Brainworks shall take all action necessary to call a special meeting of the stockholders of Brainworks for the purpose of increasing the authorized number of shares of Brainworks Common Stock to a number sufficient to exchange all outstanding shares of Company Converting Preferred Stock to Brainworks Common Stock. The shares of Brainworks Common Stock issuable in respect of Company Common Stock and Company Converting Preferred Stock is referred to herein as the "Merger Consideration" and shall be distributed among the owners of Company Common Stock in the manner set forth on Schedule 1; and

                           (ii)     the shares of common stock, $0.01 par value
per share, of Merger Sub then outstanding shall be converted into an aggregate of 19,508,902 shares of common stock of the Surviving Corporation (the number of shares of Company Common Stock outstanding immediately prior to the Merger).

         1.6      Effect of the Merger on Company Common Stock. At the Effective
Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist; and (b) all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company (other than as a holder of Company Converting Preferred Stock). At the Effective Time, each certificate previously representing any shares of Company Common Stock (a "Company Stock Certificate") shall be canceled and exchanged as provided in Section 1.7.

         1.7      Exchange of Certificates.

                  (a) Promptly after the Effective Time, Brainworks shall deposit with the Surviving Corporation certificates representing the shares of Brainworks Common Stock issuable pursuant to Section 1.5(a)(i).

                  (b) Upon surrender of a Company Stock Certificate to the Surviving Corporation for exchange, together with such other documents as may be reasonably required by the Surviving Corporation or Brainworks: (i) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of shares of Brainworks Common Stock that such holder has the right to receive pursuant to the provisions of
Section 1.5(a)(i); and (ii) any Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Brainworks Common Stock as contemplated by Section 1.5(a)(i).

                  (c) As soon as practicable, following the Effective Time, Brainworks shall take all steps necessary to call a special meeting of the stockholders of Brainworks for the purpose of voting upon a proposal to increase the authorized number of shares of Brainworks Common Stock from 25,000,000 to 50,000,000 shares. On the effective date of the increase in the authorized number of shares of Brainworks Common Stock to 50,000,000, each share of Company Converting Preferred Stock will be exchanged into one share of Brainworks Common Stock, subject to adjustment in the following events:

                           (i)      if, prior to such exchange, (A) the number
of outstanding shares of Brainworks Common Stock is increased by a stock split, stock dividend, a reclassification or other similar event, the number of shares of Brainworks Common Stock to be issued in exchange for the Company Converting Preferred Stock shall be proportionately increased; or (B) the number of outstanding shares of Brainworks Common Stock is decreased by a reverse stock split, combination or reclassification of shares or other similar event, the number of shares of Brainworks Common Stock issuable in exchange for the Company Converting Preferred Stock shall be proportionately decreased; and

                           (ii)     if, prior to the exchange of Brainworks
Common Stock for the Company Converting Preferred Stock, there is a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Brainworks Common Stock shall be exchanged for or changed into the same or a different number of shares of the same or another class or classes of stock or securities of Brainworks or another entity, then the number of shares of Brainworks Common Stock issuable upon exchange of the Company Converting Preferred Stock shall be proportionately adjusted.

Brainworks shall not enter into or affect any transaction which would cause an adjustment in the number of shares of Brainworks Common Stock issuable upon exchange of Company Converting Preferred Stock as provided in this Section 1.7 without the prior written consent of the holders of a majority in aggregate principal amount of the then outstanding Company Converting Preferred Stock.

         1.8 Tax Consequences. For federal income tax purposes, the Conversion and the Merger will be effected under Section 351 of the Code.

         1.9 Further Action. If, at any time after the Effective Time, any further action is determined by Brainworks to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of, and to, all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Brainworks shall be fully authorized (in the name of Merger Sub, the Company and otherwise) to take such action.

         SECTION 2. Representations and Warranties of the Company and the LLC.

         The Company and the LLC, jointly and severally, represent and warrant to Brainworks and Merger Sub as follows:

         2.1      Due Organization; Subsidiaries; Etc.

                  (a) Neither the LLC nor the Company has any Subsidiaries, except for the Entities identified in Part 2.1(a) of the Company Disclosure Schedule; and neither the LLC, the Company nor any of the other Entities identified in Part 2.1(a) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a) of the Company Disclosure Schedule. The Company, the LLC and each of their respective Subsidiaries are referred to collectively in this Agreement as the "AAHoldings Entities." None of the AAHoldings Entities has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the AAHoldings Entities has, at any time, been a general partner of any general partnership, limited partnership or other Entity.

                  (b) Each of the AAHoldings Entities is either a limited liability company or a corporation duly organized, validly existing and in good standing (in jurisdictions that recognize such concept) under the laws of the jurisdiction of its incorporation or formation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

                  (c) Each of the AAHoldings Entities is qualified to do business as a foreign corporation or limited liability company, and is in good standing (in jurisdictions that recognize such concept), under the laws of all jurisdictions where the nature of its business requires such qualification.

         2.2 Governing Documents. The LLC has delivered to Brainworks accurate and complete copies of the articles of incorporation, bylaws, operating agreements and other charter and organizational documents of the respective AAHoldings Entities, including all amendments thereto.

         2.3      Capitalization, etc.

                  (a) The authorized capital stock of the Company consists of: (i) 50,000,000 shares of Company Common Stock, of which 19,508,902 shares have been issued and are outstanding as of the date of this Agreement and all of which shares are owned by the LLC; and (ii) 23,241,098 shares of Company Converting Preferred Stock, all of which have been issued and are outstanding as of the date of this Agreement and all of which are owned by the LLC. Schedule 2.3(a) sets forth (A) the names of the owners of the membership interests in the LLC ("Interests") and the number of shares and percentage ownership held by each such owner and (B) the names of the Persons who will be the owners of the Company Common Stock and the Company Converting Preferred Stock immediately following the Conversion and the number of shares which will be held by such Persons. The Company does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Company Common Stock and Company Converting Preferred Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as identified in Part 2.3(a) of the Company Disclosure Schedule: (i) none of the outstanding shares of Company Common Stock or Company Converting Preferred Stock or any of the Interests are entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Common Stock or Company Converting Preferred Stock or any of the Interests are subject to any right of first refusal; and (iii) there is no AAHoldings Entity Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock or any of the Interests. None of the AAHoldings Entities is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or Company Converting Preferred Stock or any of the Interests. Upon consummation of the Conversion, all of the Company Common Stock and Company Converting Preferred Stock shall be owned by the owners of the LLC identified on Schedule 2.3(a), and the LLC shall cease to exist.

                  (b) Except as identified in Part 2.3(b) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company or any Interests in the LLC; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company or any Interests in the LLC; (iii) stockholder or member rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which the Company or the LLC is or may become obligated to sell or otherwise issue any shares of its capital stock, membership interests, or other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company or any Interests in the LLC.

                  (c) All outstanding Interests and outstanding shares of Company Common Stock and Company Converting Preferred Stock and all outstanding shares of capital stock or membership interests of each Subsidiary of the LLC have been issued and granted in compliance with: (i) all applicable securities laws and other applicable Legal Requirements; and (ii) all requirements set forth in applicable Contracts. The Company has no Subsidiaries.

                  (d) All of the outstanding shares of capital stock or membership interests of the Entities identified in Part 2.1(a) of the Company Disclosure Schedule have been duly authorized and are validly issued, are fully paid and nonassessable and are owned beneficially and of record by the LLC, free and clear of any Encumbrances. Upon consummation of the Conversion, all such shares and membership interests shall be owned beneficially and of record by the Company, free and clear of any Encumbrances.

         2.4      Financial Statements.

                  (a) The LLC has delivered or made available to Brainworks the following financial statements of the LLC: (i) the unaudited consolidating and consolidated balance sheet as of December 31, 2002; and (ii) the unaudited consolidating and consolidated statements of operations for the twelve months ended December 31, 2002 (collectively, the "LLC Unaudited Financial Statements").

                  (b) The LLC Unaudited Financial Statements: (i) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that such financial statements do not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (ii) fairly present the consolidated financial position of the LLC and its consolidated subsidiaries as of December 31, 2002, and the consolidated results of operations and cash flows of the LLC and its consolidated subsidiaries for the periods covered thereby.

         2.5 Absence of Changes. Except as set forth in Part 2.5 of the Company Disclosure Schedule, between December 31, 2002 and the date of this
Agreement:

                  (a) there has not been any material adverse change in the business, condition, capitalization, assets, liabilities, operations or financial performance of the AAHoldings Entities taken as a whole, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on the AAHoldings Entities;

                  (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the AAHoldings Entities (whether or not covered by insurance) that has had or could reasonably be expected to have a Material Adverse Effect on the AAHoldings Entities;

                  (c) none of the AAHoldings Entities has: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, other equity interests or other securities; or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock, other equity interests or other securities;

                  (d) none of the AAHoldings Entities has sold, issued or granted, or authorized the issuance of: (i) any capital stock, other equity interest or other security; (ii) any option, warrant or right to acquire any capital stock, other equity interest or any other security; or (iii) any instrument convertible into or exchangeable for any capital stock, other equity interest or other security;

                  (e) there has been no amendment to the articles of incorporation, bylaws, operating agreements or other charter or organizational documents of any of the AAHoldings Entities, and none of the AAHoldings Entities has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares or membership interests, stock split, reverse stock split or similar transaction involving capital stock or membership interests;

                  (f) none of the AAHoldings Entities has received any Acquisition Proposal;

                  (g) none of the AAHoldings Entities has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

                  (h) none of the AAHoldings Entities has made any capital expenditure which, when added to all other capital expenditures made on behalf of the AAHoldings Entities between December 31, 2002, and the date of this Agreement, exceeds $250,000 in the aggregate;

                  (i) except in the ordinary course of business and consistent with past practices, none of the AAHoldings Entities has: (i) entered into or permitted any of the assets owned or used by it to become bound by any Company Material Contract; or (ii) amended or terminated, or waived any material right or remedy under, any Company Material Contract;

                  (j) none of the AAHoldings Entities has: (i) acquired, leased or licensed any material right or other material asset from any other Person; (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person; or (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

                  (k) none of the AAHoldings Entities has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

                  (l) none of the AAHoldings Entities has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

                  (m) none of the AAHoldings Entities has: (i) lent money to any Person; or (ii) incurred or guaranteed any indebtedness for borrowed money;

                  (n) none of the AAHoldings Entities has: (i) adopted, established or entered into any Company Plan, (ii) caused or permitted any Company Plan to be amended in any material respect; or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                  (o) none of the AAHoldings Entities has changed any of its methods of accounting or accounting practices in any material respect;

                  (p) none of the AAHoldings Entities has made any material Tax election;

                  (q) none of the AAHoldings Entities has commenced or settled any Legal Proceeding;

                  (r) none of the AAHoldings Entities has entered into any material transaction or taken any other material action that has had, or could reasonably be expected to have, a Material Adverse Effect on the AAHoldings Entities;

                  (s) none of the AAHoldings Entities has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

                  (t) none of the AAHoldings Entities has agreed or committed to take any of the actions referred to in clauses (c) through (s) above.

         2.6 Title to Assets. The AAHoldings Entities own, and have good and valid title to, all assets purported to be owned by them, including: (a) all assets reflected on the LLC Unaudited Financial Statements (except for assets sold or otherwise disposed of in the ordinary course of business since the date of the LLC Unaudited Financial Statements); and (b) all other assets reflected in the books and records of the AAHoldings Entities as being owned by the AAHoldings Entities. All of said assets are owned by the AAHoldings Entities free and clear of any Encumbrances, except for: (x) any lien for current taxes not yet due and payable; (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the AAHoldings Entities; and (z) liens described in Part 2.6 of the Company Disclosure Schedule.

         2.7      Receivables, Customers.

                  (a) All existing accounts receivable of the AAHoldings Entities (including those accounts receivable reflected on the LLC Unaudited Financial Statements that have not yet been collected and those accounts receivable that have arisen since December 31, 2002, and have not yet been collected): (i) represent valid obligations of customers of the AAHoldings Entities arising from bona fide transactions entered into in the ordinary course of business; and (ii) are current and, to the best of the knowledge of the LLC and the Company, will be collected in full when due, without any counterclaim or setoff (net of an allowance for doubtful accounts not to exceed $100,000 in the aggregate).

                  (b) Part 2.7(b) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all loans and advances made by any of the AAHoldings Entities to any employee, director, consultant or independent contract, other than routine travel advances made to employees in the ordinary course of business.

         2.8 Real Property; Equipment; Leasehold. All material items of equipment and other tangible assets owned by or leased to the AAHoldings Entities are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the respective businesses of the AAHoldings Entities in the manner in which such businesses are currently being conducted.

         2.9      Proprietary Assets.

                  (a) Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by any of the AAHoldings Entities and registered with any Governmental Body or for which an application has been filed with any Governmental Body: (i) a brief description of such Proprietary Asset; and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Company Disclosure Schedule identifies and provides a brief description of all other Proprietary Assets owned by any of the AAHoldings Entities that are material to the respective businesses of the AAHoldings Entities. Part 2.9(a)(iii) of the Company Disclosure Schedule identifies and provides a brief description of, and identifies any ongoing royalty or payment obligations in excess of $10,000 with respect to, each Proprietary Asset that is licensed or otherwise made available to any of the AAHoldings Entities by any Person and is material to the respective businesses of the AAHoldings Entities (except for any Proprietary Asset that is licensed to any of the AAHoldings Entities under any third party software license generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to such AAHoldings Entity. The AAHoldings Entities have good and valid title to all of the AAHoldings Entity Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Company Disclosure Schedule, free and clear of all Encumbrances, except for: (i) any lien for current taxes not yet due and payable; and (ii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the AAHoldings Entities. The AAHoldings Entities have a valid right to use, license and otherwise exploit all Proprietary Assets identified in Part 2.9(a)(iii) of the Company Disclosure Schedule. Except as set forth in Part 2.9(a)(iv) of the Company Disclosure Schedule, none of the AAHoldings Entities has developed jointly with any other Person any AAHoldings Entity Proprietary Asset that is material to the respective businesses of the AAHoldings Entities with respect to which such other Person has any rights. Except as set forth in Part 2.9(a)(v) of the Company Disclosure Schedule, there is no AAHoldings Entity Contract (with the exception of end user license agreements in the form previously delivered by the Company to Brainworks) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any AAHoldings Entity Proprietary Asset.

                  (b) The AAHoldings Entities have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material AAHoldings Entity Proprietary Assets (except AAHoldings Entity Proprietary Assets whose value would be unimpaired by disclosure).

                  (c)      To the best of the knowledge of the LLC and the
Company: (i) all patents, trademarks, service marks and copyrights held by any of the AAHoldings Entities are valid, enforceable and subsisting; (ii) none of the AAHoldings Entity Proprietary Assets and no Proprietary Asset that is currently being developed by any of the AAHoldings Entities (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by any of the AAHoldings Entities is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of the AAHoldings Entities has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; and (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material AAHoldings Entity Proprietary Asset.

                  (d) The AAHoldings Entity Proprietary Assets constitute all the Proprietary Assets necessary to enable the AAHoldings Entities to conduct their respective businesses in the manner in which such businesses are being conducted. None of the AAHoldings Entities has: (i) licensed any of the material AAHoldings Entity Proprietary Assets to any Person on an exclusive basis; or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material AAHoldings Entity Proprietary Assets or to transact business in any market or geographical area or with any Person.

                  (e) Except as set forth in Part 2.9(e) of the Company Disclosure Schedule, none of the AAHoldings Entities has disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of any AAHoldings Entity Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of any AAHoldings Entity Source Code. Part 2.10(a) of the Company Disclosure Schedule identifies each Contract pursuant to which the Company has deposited or is required to deposit with an escrowholder or any other Person of any AAHoldings Entity Source Code, and further describes whether the execution of this Agreement or the consummation of any of the transactions contemplated hereby could reasonably be expected to result in the release or disclosure of any AAHoldings Entity Source Code.

         2.10     Contracts.

                  (a) Part 2.10(a) of the Company Disclosure Schedule identifies each AAHoldings Entity Contract that constitutes a "Company Material Contract." For purposes of this Agreement, each of the following shall be deemed to constitute a "Company Material Contract":

                           (i)      any Contract relating to the employment of,
or the performance of services by, any employee or consultant, and any Contract pursuant to which any of the AAHoldings Entities is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; and any Contract pursuant to which any of the AAHoldings Entities is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of $25,000 to any current or former employee or director;

                           (ii)     any Contract: (A) relating to the
acquisition, transfer, development, sharing or license of any Proprietary Asset (except for any Contract pursuant to which (1) any Proprietary Asset is licensed to an AAHoldings Entity under any third party software license generally available to the public, or (2) any Proprietary Asset is licensed by any of the AAHoldings Entities to any Person on a non-exclusive basis); or (B) of the type referred to in Section 2.9(e);

                           (iii)    any Contract that provides for
indemnification of any officer, director, employee or agent;

                           (iv)     any Contract imposing any restriction on the
right or ability of any AAHoldings Entity: (A) to compete with any other Person;
(B) to acquire any product or other asset or any services from any other Person;
(C) to solicit, hire or retain any Person as an employee, consultant or independent contractor; (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (E) to perform services for any other Person; or (F) to transact business or deal in any other manner with any other Person;

                           (v)      any Contract: (A) relating to the
acquisition, issuance, voting, registration, sale or transfer of any securities or equity interests; (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities or equity interests; or (C) providing any of the AAHoldings Entities with any right of first refusal with respect to, or right to repurchase or redeem, any securities or equity interests;

                           (vi)     any Contract incorporating or relating to
any guaranty, any warranty or any indemnity or similar obligation;

                           (vii)    any Contract relating to insurance or
reinsurance of policies written or sold by the AA Holding Entities;

                           (viii)   any Contract: (A) imposing any
confidentiality obligation on any of the AAHoldings Entities or any other Person; or (B) containing "standstill" or similar provisions;

                           (ix)     any Contract: (A) to which any Governmental
Body is a party or under which any Governmental Body has any rights or obligations; or (B) directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between any AAHoldings Entity and any contractor or subcontractor to any Governmental Body);

                           (x)      any Contract requiring that any of the
AAHoldings Entities give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

                           (xi)     any Contract that has a term of more than 60
days and that may not be terminated by an AAHoldings Entity (without penalty) within 60 days after the delivery of a termination notice by such AAHoldings Entity;

                           (xii)    any Contract that contemplates or involves
the payment or delivery of cash or other consideration in an amount or having a value in excess of $50,000 in the aggregate, or contemplates or involves the performance of services having a value in excess of $50,000 in the aggregate;

                           (xiii)   any Contract (not otherwise identified in
clauses (i) through (xii) of this sentence) that could reasonably be expected to have a material effect on the business, condition, capitalization, assets, liabilities, operations or financial performance of any of the AAHoldings Entities or to any of the transactions contemplated by this Agreement; and

                           (xiv)    any other Contract, if a breach of such
Contract could reasonably be expected to have a Material Adverse Effect on the AAHoldings Entities.

                  (b) To the best knowledge of the Company and the LLC, each AAHoldings Entity Contract that constitutes a Company Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  (c) Except as set forth in Part 2.10(c) of the Company Disclosure Schedule: (i) none of the AAHoldings Entities has violated or breached, or committed any default under, any AAHoldings Entity Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the AAHoldings Entities; and, to the best of the knowledge of the Company and the LLC, no other Person has violated or breached, or committed any default under, any AAHoldings Entity Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the AAHoldings Entities; (ii) to the best of the knowledge of the Company and the LLC, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will or would reasonably be expected to, (A) result in a violation or breach of any of the provisions of any AAHoldings Entity Contract, (B) give any Person the right to declare a default or exercise any remedy under any AAHoldings Entity Contract, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any AAHoldings Entity Contract, (D) give any Person the right to accelerate the maturity or performance of any AAHoldings Entity Contract, or (F) give any Person the right to cancel, terminate or modify any AAHoldings Entity Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the AAHoldings Entities; and
(iii) since December 31, 2002, none of the AAHoldings Entities has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any AAHoldings Entity Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the AAHoldings Entities.

         2.11 Liabilities. None of the AAHoldings Entities has any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the LLC Unaudited Financial Statements; (b) liabilities that have been incurred by the AAHoldings Entities since December 31, 2002 in the ordinary course of business and consistent with past practices; (c) liabilities incurred under this Agreement and the other agreements contemplated hereby; and (d) liabilities described in Part 2.11 of the Company Disclosure Schedule.

         2.12 Compliance with Legal Requirements. Each of the AAHoldings Entities is in compliance in all material respects with all applicable Legal Requirements. Since December 31, 2002, none of the AAHoldings Entities has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

         2.13 Certain Business Practices. None of the AAHoldings Entities nor any member, director, officer, agent or employee of any of the AAHoldings Entities has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other unlawful payment.

         2.14 Governmental Authorizations. The AAHoldings Entities hold all Governmental Authorizations necessary to enable the AAHoldings Entities to conduct their respective businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Each AAHoldings Entity is in substantial compliance with the terms and requirements of such Governmental Authorizations. Since December 31, 2002, none of the AAHoldings Entities has received any notice or other communication from any Governmental Body regarding: (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization; or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

         2.15     Tax Matters.

                  (a) Each Tax Return required to be filed by or on behalf of the respective AAHoldings Entities with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "AAHoldings Entity Returns"): (i) has been or will be filed on or before the applicable due date (including any extensions of such due date); and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the AAHoldings Entity Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

                  (b) The LLC Unaudited Financial Statements fully accrues all actual and contingent liabilities for Taxes with respect to all periods through December 31, 2002, in accordance with generally accepted accounting principles. Each AAHoldings Entity will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from December 31, 2002, through the Closing Date.

                  (c) No AAHoldings Entity Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the AAHoldings Entity Returns has been granted (by the LLC or any other Person), and no such extension or waiver has been requested from any AAHoldings Entity.

                  (d) No claim or Legal Proceeding is pending or, to the best of the knowledge of the Company and the LLC, has been threatened against or with respect to any AAHoldings Entity in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any AAHoldings Entity with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the AAHoldings Entities and with respect to which adequate reserves for payment have been established on the LLC Unaudited Financial Statements). There are no liens for material Taxes upon any of the assets of any of the AAHoldings Entities except liens for current Taxes not yet due and payable. None of the AAHoldings Entities has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). None of the AAHoldings Entities has been, and none of the AAHoldings Entities will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision under state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                  (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the

AAHoldings Entities that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code (or any comparable provision of state or foreign Tax laws). None of the AAHoldings Entities is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

         2.16     Employee and Labor Matters; Benefit Plans.

                  (a) Part 2.16(a) of the Company Disclosure Schedule identifies each salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement and each other employee benefit plan or arrangement (collectively, the "Company Plans") sponsored, maintained, contributed to or required to be contributed to by any of the AAHoldings Entities for the benefit of any current or former employee of any of the AAHoldings Entities. Part 2.16(a) also identifies each Legal Requirement pursuant to which any of the AAHoldings Entities is required to establish any reserve or make any contribution for the benefit of any current or former employee located in any foreign jurisdiction.

                  (b) Except as set forth in Part 2.16(a) of the Company Disclosure Schedule, none of the AAHoldings Entities maintains, sponsors or contributes to, and none of the AAHoldings Entities has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any similar pension benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Subtitles of ERISA for the benefit of employees or former employees of any of the AAHoldings Entities (a "Company Pension Plan").

                  (c) Except as set forth in Part 2.16(a) of the Company Disclosure Schedule, none of the AAHoldings Entities maintains, sponsors or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA or any similar welfare benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Subtitles of ERISA), for the benefit of any current or former employees or directors of any of the AAHoldings Entities (a "Company Welfare Plan").

                  (d) With respect to each Company Plan, the LLC has delivered to Brainworks: (i) an accurate and complete copy of such Company Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Company Plan for the last two years; (iii) an accurate and complete copy of the most recent summary plan description, together with each summary of material modifications, if required under ERISA, with respect to such Company Plan, (iv) if such Company Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Company Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Company Plan (if such Company Plan is intended to be qualified under Section 401(a) of the Code).

                  (e) None of the AAHoldings Entities is or has ever been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code, except for the AAHoldings Entities. None of the AAHoldings Entities has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. None of the Company Plans identified in the Company Disclosure Schedule is a multiemployer plan (within the meaning of Section 3(37) of ERISA). None of the AAHoldings Entities has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either
Section 4207 or 4208 of ERISA).

                  (f) None of the AAHoldings Entities has any plan or commitment to create any Company Welfare Plan or any Company Pension Plan, or to modify or change any existing Company Welfare Plan or Company Pension Plan (other than to comply with applicable law) in a manner that would affect any current or former employee or director of any of the AAHoldings Entities.

                  (g) No Company Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee or director of any of the AAHoldings Entities after any termination of service of such employee or director (other than benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code).

                  (h) With respect to any Company Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects. Part 2.17(h) of the Company Disclosure Schedule describes all obligations of the AAHoldings Entities as of the date of this Agreement under any of the provisions of COBRA.

                  (i) Each of the Company Plans has been operated and administered in all material respects in accordance with its terms and with applicable Legal Requirements, including ERISA, the Code and applicable foreign Legal Requirements.

                  (j) Each of the Company Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and nothing has occurred that would adversely affect such determination.

                  (k) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Conversion or the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of the AAHoldings Entities

(whether or not under any Company Plan), or materially increase the benefits payable or provided under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

                  (l) Part 2.16(l) of the Company Disclosure Schedule contains a list of all salaried employees of each of the AAHoldings Entities as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. None of the AAHoldings Entities is a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. All of the employees of the AAHoldings Entities are "at will" employees.

                  (m) Part 2.16(m) of the Company Disclosure Schedule identifies each employee of any of the AAHoldings Entities who is not fully available to perform work because of disability or other leave and sets forth the basis of such disability or leave and the anticipated date of return to full service.

                  (n) Each of the AAHoldings Entities is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

                  (o) Each of the AAHoldings Entities has good labor relations, and none of the AAHoldings Entities has any knowledge of any facts indicating that: (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of any of the AAHoldings Entities; or (ii) any of the employees of any of the AAHoldings Entities intends to terminate his or her employment with the AAHoldings Entity with which such employee is employed.

         2.17 Environmental Matters. Each of the AAHoldings Entities is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by each of the AAHoldings Entities of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. None of the AAHoldings Entities has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the AAHoldings Entities is not in compliance with any Environmental Law, and, to the best of the knowledge of the Company and the LLC, there are no circumstances that may prevent or interfere with the compliance by any of the AAHoldings Entities with any Environmental Law in the future. To the best of the knowledge of the Company and the LLC, (a) all property that is owned by, leased to, controlled by or used by, any of the AAHoldings Entities, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any material environmental contamination of any nature, (b) none of the property owned by, leased to, controlled by or used by, any of the AAHoldings Entities contains any underground storage tanks, asbestos, equipment using PCBs, underground injection wells, and (c) none of the property leased to, controlled by or used by, any of the AAHoldings Entities contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed. No AAHoldings Entity has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law: (i) has been placed on the National Priorities List of hazardous waste sites or any similar state list,
(ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity; or (iii) is subject to a Legal Requirement to take "removal" or "remedial' action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up the site. "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern. "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

         2.18 Insurance. The LLC has delivered to Brainworks a copy of all material insurance policies and all material self insurance programs and arrangements relating to and insuring the business, assets and operations of the AAHoldings Entities. Each of such insurance policies is in full force and effect. Since December 31, 2002, none of the AAHoldings Entities has received any notice or other communication regarding any actual or possible: (a) cancellation or invalidation of any insurance policy; (b) refusal of any coverage or rejection of any material claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in Part 2.18 of the Company Disclosure Schedule, there is no pending workers' compensation or other claim under or based upon any insurance policy of any of the AAHoldings Entities.

         2.19 Transactions with Affiliates. Part 2.19 of the Company Disclosure Schedule identifies each Person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company or the LLC as of the date of this Agreement and each Contract between an AAHoldings Entity and any such affiliate of the Company or the LLC.

         2.20     Legal Proceedings; Orders.

                  (a) Except as set forth in Part 2.20(a) of the Company's Disclosure Schedule, there is no pending Legal Proceeding, and (to the best of the knowledge of the Company and the LLC) no Person has threatened to commence any Legal Proceeding: (i) that involves any of the AAHoldings Entities or any of the assets owned or used by any of the AAHoldings Entities; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Conversion, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of the Company and the LLC, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

                  (b) Except as set forth in Part 2.20(b) of the Company's Disclosure Schedule, there is no material order, writ, injunction, judgment or decree to which any of the AAHoldings Entities, or any of the assets owned or used by any of the AAHoldings Entities, is subject. To the best of the knowledge of the Company and the LLC, no officer or key employee of any of the AAHoldings Entities is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the AAHoldings Entities.

         2.21 Authority; Binding Nature of Agreement. Each of the Company and the LLC has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and to consummate the Conversion and the Merger, as applicable. This Agreement constitutes the legal, valid and binding obligations of the Company and the LLC, enforceable against the Company and the LLC in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. No state takeover statute or similar statute or regulation applies or purports to apply to the Company or the LLC as a result of the Conversion, the Merger, this Agreement or any of the transactions contemplated hereby.

         2.22 No Existing Discussions. None of the AAHoldings Entities, and no Representative of any of the AAHoldings Entities, is engaged, directly or indirectly, in any discussions or negotiations with any Person (other than the Brainworks) relating to any Acquisition Proposal.

         2.23 Non-Contravention; Consents. Neither: (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement by the Company; nor (ii) the consummation by the Company and the LLC of the Conversion, the consummation by the Company of the Merger or the consummation of any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of: (i) any of the provisions of the articles of incorporation, bylaws or other charter or organizational documents of any of the AAHoldings Entities; or (ii) any resolution adopted by the members, the stockholders, the board of directors or the other applicable governing body of any of the AAHoldings Entities;

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Conversion, the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the AAHoldings Entities, or any of the assets owned or used by any of the AAHoldings Entities, is subject;

                  (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the AAHoldings Entities or that otherwise relates to the business of any of the AAHoldings Entities or to any of the assets owned or used by any of the AAHoldings Entities;

                  (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any AAHoldings Entity Contract that is a Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any such AAHoldings Entity Contract; (ii) a rebate, chargeback, penalty or change in delivery schedule under any such AAHoldings Entity Contract; (iii) accelerate the maturity or performance of any such AAHoldings Entity Contract; or (iv) cancel, terminate or modify any term of such AAHoldings Entity Contract; or

                  (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the AAHoldings Entities (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the AAHoldings Entities).

Except as may be required by the GBCC, the GLLCA and the applicable state insurance statutes, none of the AAHoldings Entities was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement by the Company and the LLC; or (y) the consummation by the Company and the LLC of the Conversion, the Merger or any of the other transactions contemplated by this Agreement.

         2.24 Financial Advisor. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the AAHoldings Entities.

         2.25 Full Disclosure. This Agreement (including the Company Disclosure Schedule) does not, and the certificate referred to in Section 6.4 will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

         SECTION 3. Representations and Warranties of Brainworks and Merger
Sub.

         Brainworks and Merger Sub, jointly and severally, represent and warrant to the Company and the LLC as follows:

         3.1      Due Organization; Subsidiaries; Etc.

                  (a) Brainworks has no Subsidiaries, except for the corporations identified in Part 3.1(a) of the Brainworks Disclosure Schedule; and neither Brainworks nor any of the other corporations identified in Part 3.1(a) of the Brainworks Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 3.1(a) of the Brainworks Disclosure Schedule. (Brainworks and each of its Subsidiaries are referred to collectively in this Agreement as the "Brainworks Corporations.") None of the Brainworks Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the Brainworks Corporations has, at any time, been a general partner of any general partnership, limited partnership or other Entity.

                  (b) Each of the Brainworks Corporations is a corporation duly organized, validly existing and in good standing (in jurisdictions that recognize such concept) under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and
(iii) to perform its obligations under all Contracts by which it is bound.

                  (c) Each of the Brainworks Corporations is qualified to do business as a foreign corporation, and is in good standing (in jurisdictions that recognize such concept), under the laws of all jurisdictions where the nature of its business requires such qualification.

         3.2 Articles of Incorporation and Bylaws. Brainworks has delivered to the Company accurate and complete copies of the articles of incorporation, bylaws and other charter and organizational documents of the respective Brainworks Corporations, including all amendments thereto.

         3.3      Capitalization, etc.

                  (a) The authorized capital stock of Brainworks consists of 25,000,000 shares of Brainworks Common Stock, of which 2,271,090 shares have been issued and are outstanding as of the date of this Agreement. Except as set forth in Part 3.3(a) of the Brainworks Disclosure Schedule, Brainworks does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Brainworks Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are no shares of Brainworks Common Stock held by any of the other Brainworks Corporations. Except as set forth in Part 3.3(a) of the Brainworks Disclosure
Schedule: (i) none of the outstanding shares of Brainworks Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Brainworks Common Stock is subject to any right of first refusal; and (iii) there is no Brainworks Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Brainworks Common Stock. None of the Brainworks Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Brainworks Common Stock.

                  (b) As of the date of this Agreement: (i) 440,000 shares of Brainworks Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under the Brainworks' 2000 Stock Option Plan; and (ii) 264,000 shares of Brainworks Common Stock are reserved for future issuance pursuant to stock options outstanding and granted other than under the Brainworks' 2000 Stock Option Plan. (Stock options granted by the Brainworks pursuant to Brainworks' stock option plans and otherwise are referred to in this Agreement as "Brainworks Options.") Part 3.3(b) of the Brainworks Disclosure Schedule sets forth the following information with respect to each Brainworks Option outstanding as of the date of this Agreement: (x) whether such Brainworks Option was granted pursuant to the Brainworks 2000 Stock Option Plan; (u) the name of the optionee; (v) the number of shares of Brainworks Common Stock subject to such Brainworks Option; (w) the exercise price of such Brainworks Option; (v) the date on which such Brainworks Option was granted; (y) the applicable vesting schedule of such Brainworks Option, and the extent to which such Brainworks Option is vested and exercisable as of the date of this Agreement; and (z) the date on which such Brainworks Option expires. As of the date of this Agreement 244,918 shares of Brainworks Common Stock are reserved for future issuance pursuant to outstanding warrants granted by Brainworks to purchase shares of Brainworks Common Stock. Part 3.3(b) of the Brainworks Disclosure Schedule sets forth the following information with respect to each such warrant outstanding as of the date of this Agreement: (i) a description of the warrant, (ii) the name of the holder of the warrant; (iii) the number of shares of Brainworks Common Stock subject to the warrant; (iv) the exercise price applicable to such warrant; (v) the date on which the warrant becomes exercisable; and (vi) the date on which the warrant expires. Brainworks has delivered to the LLC accurate and complete copies of: (x) all stock option plans pursuant to which Brainworks has ever granted stock options; and the forms of all stock option agreements evidencing such options and (y) all warrant agreements evidencing outstanding warrants to purchase Brainworks Common Stock.

                  (c) Except as set forth in Part 3.3(b) of the Brainworks Disclosure Schedule there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Brainworks; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Brainworks; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Brainworks is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Brainworks.

                  (d) All outstanding shares of Brainworks Common Stock, all outstanding Brainworks Options, all outstanding warrants to purchase Brainworks Common Stock and all outstanding shares of capital stock of each Subsidiary of Brainworks have been issued and granted in compliance with: (i) all applicable securities laws and other applicable Legal Requirements; and (ii) all requirements set forth in applicable Contracts.

                  (e) All of the outstanding shares of capital stock of the corporations identified in Part 3.1(a) of the Brainworks Disclosure Schedule have been duly authorized and are validly issued, are fully paid and nonassessable and are owned beneficially and of record by Brainworks, free and clear of any Encumbrances.

         3.4      SEC Filings; Financial Statements.

                  (a) Brainworks has delivered or made available to the LLC accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by Brainworks with the SEC since January 1, 2001, and all amendments thereto (the "Brainworks SEC Documents"). Except as set forth in Part 3.4(a) of the Brainworks Disclosure Schedule, all statements, reports, schedules, forms and other documents required to have been filed by Brainworks with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Brainworks SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Brainworks SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The financial statements (including any related notes) contained in the Brainworks SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount), and (iii) fairly present the consolidated financial position of the Brainworks and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Brainworks and its consolidated subsidiaries for the periods covered thereby.

         3.5 Absence of Changes. Except as set forth in Part 3.5 of the Brainworks Disclosure Schedule, between December 31, 2002, and the date of this
Agreement:

                  (a) there has not been any material adverse change in the business, condition, capitalization, assets, liabilities, operations or financial performance of the Brainworks Corporations taken as a whole, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on the Brainworks Corporations;

                  (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Brainworks Corporations (whether or not covered by insurance) that has had or could reasonably be expected to have a Material Adverse Effect on the Brainworks Corporations;

                  (c) none of the Brainworks Corporations has: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock; or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

                  (d) none of the Brainworks Corporations has sold, issued or granted, or authorized the issuance of: (i) any capital stock or other security (except for Brainworks Common Stock issued upon the valid exercise of outstanding Brainworks Options and warrants); (ii) any option, warrant or right to acquire any capital stock or any other security (except for Brainworks Options and warrants described in Part 3.3(b) of the Brainworks Disclosure Schedule); or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                  (e) Brainworks has not amended or waived any of its rights under, or permitted the acceleration of vesting under: (i) any provision of any of the Brainworks' stock option plans; (ii) any provision of any Contract evidencing any outstanding Brainworks Option or warrant; or (iii) any restricted stock purchase agreement;

                  (f) there has been no amendment to the articles of incorporation, bylaws or other charter or organizational documents of any of the Brainworks Corporations, and none of the Brainworks Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (g) none of the Brainworks Corporations has received any Acquisition Proposal;

                  (h) none of the Brainworks Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

                  (i) none of the Brainworks Corporations has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Brainworks Corporations between December 31, 2002, and the date of this Agreement, exceeds $5,000.00 in the aggregate;

                  (j) except in the ordinary course of business and consistent with past practices, none of the Brainworks Corporations has: (i) entered into or permitted any of the assets owned or used by it to become bound by any Brainworks Material Contract; or (ii) amended or terminated, or waived any material right or remedy under, any Brainworks Material Contract;

                  (k) none of the Brainworks Corporations has: (i) acquired, leased or licensed any material right or other material asset from any other Person; (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or

(iii) waived or relinquished any right, except for rights or other assets acquired, leased; licensed or disposed of in the ordinary course of business and consistent with past practices;

                  (l) none of the Brainworks Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

                  (m) none of the Brainworks Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

                  (n) none of the Brainworks Corporations has (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

                  (o) none of the Brainworks Corporations has: (i) adopted, established or entered into any Brainworks Plan; (ii) caused or permitted any Brainworks Plan to be amended in any material respect; or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                  (p) none of the Brainworks Corporations has changed any of its methods of accounting or accounting practices in any material respect;

                  (q) none of the Brainworks Corporations has made any material Tax election;

                  (r) none of the Brainworks Corporations has commenced or settled any Legal Proceeding;

                  (s) none of the Brainworks Corporations has entered into any material transaction or taken any other material action that has had, or could reasonably be expected to have, a Material Adverse Effect on the Brainworks Corporations;

                  (t) none of the Brainworks Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

                  (u) none of the Brainworks Corporations has agreed or committed to take any of the actions referred to in clauses (c) through (t) above.

         3.6 Title to Assets. The Brainworks Corporations own, and have good and valid title to, all assets purported to be owned by them, including:
(i) all assets reflected on Brainworks Unaudited Financial Statements (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Brainworks Unaudited Financial Statements); and (ii) all other assets reflected in the books and records of the Brainworks Corporations as being owned by the Brainworks Corporations. All of said assets are owned by the Brainworks Corporations free and clear of any Encumbrances, except for (1) any lien for current taxes not yet due and payable, (2) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Brainworks Corporations, and (3) liens described in Part 3.6 of the Brainworks Disclosure Schedule.

         3.7      Receivables, Customers.

                  (a) All existing accounts receivable of the Brainworks Corporations (including those accounts receivable reflected on the Brainworks Unaudited Financial Statements that have not yet been collected and those accounts receivable that have arisen since December 31, 2002, and have not yet been collected): (i) represent valid obligations of customers of the Brainworks Corporations arising from bona fide transactions entered into in the ordinary course of business; and (ii) are current and, to the best of Brainworks' knowledge, will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $5,000.00 in the aggregate).

                  (b) Part 3.7(b) of the Brainworks Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all loans and advances made by any of the Brainworks Corporations to any employee, director, consultant or independent contract, other than routine travel advances made to employees in the ordinary course of business.

                  (c) Part 3.7(c) of the Brainworks Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that accounted for: (i) more than $5,000.00 of the consolidated gross revenues of the Brainworks Corporations in fiscal year 2001; or (ii) more than $5,000.00 of the consolidated gross revenues of the Brainworks Corporations in the nine months ended December 31, 2002. The Brainworks has not received any notice or other communication (in writing or otherwise), and has not received any other information, indicating that any customer or other Person identified in Part 3.7(c) of the Brainworks Disclosure Schedule may cease dealing with Brainworks or may otherwise reduce the volume of business transacted by such Person with Brainworks below historical levels.

         3.8 Real Property; Equipment; Leasehold. All material items of equipment and other tangible assets owned by or leased to the Brainworks Corporations are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the respective businesses of the Brainworks Corporations in the manner in which such businesses are currently being conducted. Except as set forth in Part 3.8 of the Brainworks Disclosure Schedule, none of the Brainworks Corporations own any real property or any interest in real property. Part 3.8 of the Brainworks Disclosure Schedule contains an accurate and complete list of all the Brainworks Corporations' real property leases.

         3.9      Proprietary Assets.

                  (a) Part 3.9(a)(i) of the Brainworks Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by any of the Brainworks Corporations and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 3.9(a)(ii) of the Brainworks Disclosure Schedule identifies and provides a brief description of all other Proprietary Assets owned by any of the Brainworks Corporations that are material to the respective businesses of the Brainworks Corporations. Part 3.9(a)(iii) of the Brainworks Disclosure Schedule identifies and provides a brief description of, and identifies any ongoing royalty or payment obligations in excess of $10,000 with respect to, each Proprietary Asset that is licensed or otherwise made available to any of the Brainworks Corporations by any Person and is material to the respective businesses of the Brainworks Corporations (except for any Proprietary Asset that is licensed to any of the Brainworks Corporations under any third party software license generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to such AAHoldings Entity. The Brainworks Corporations have good and valid title to all of the Brainworks Corporation Proprietary Assets identified in Parts 3.9(a)(i) and 3.9(a)(ii) of the Brainworks Disclosure Schedule, free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Brainworks Corporations. The Brainworks Corporations have a valid right to use, license and otherwise exploit all Proprietary Assets identified in Part 3.9(a)(iii) of the Brainworks Disclosure Schedule. Except as set forth in Part 3.9(a)(iv) of the Brainworks Disclosure Schedule, none of the Brainworks Corporations has developed jointly with any other Person any AAHoldings Entity Proprietary Asset that is material to the respective businesses of the Brainworks Corporations with respect to which such other Person has any rights. Except as set forth in Part 3.9(a)(v) of the Brainworks Disclosure Schedule, there is no Brainworks Corporation Contract (with the exception of end user license agreements in the form previously delivered by Brainworks to the LLC) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Brainworks Corporation Proprietary Asset.

                  (b) The Brainworks Corporations have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Brainworks Corporation Proprietary Assets (except Brainworks Corporation Proprietary Assets whose value would be unimpaired by disclosure).

                  (c)      To the best of the knowledge of Brainworks and Merger
Sub: (i) all patents, trademarks, service marks and copyrights held by any of the Brainworks Corporations are valid, enforceable and subsisting; (ii) none of the Brainworks Corporation Proprietary Assets and no Proprietary Asset that is currently being developed by any of the Brainworks Corporations (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by any of the Brainworks Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and except as set forth in Part 3.9(c) of the Brainworks Disclosure Schedule, none of the Brainworks Corporations has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset

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

owned or used by any other Person infringes or conflicts with, any material Brainworks Corporation Proprietary Asset.

                  (d) The Brainworks Corporation Proprietary Assets constitute all the Proprietary Assets necessary to enable the Brainworks Corporations to conduct their respective businesses in the manner in which such businesses are being conducted. None of the Brainworks Corporations has (i) licensed any of the material Brainworks Corporation Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Brainworks Corporation Proprietary Assets or to transact business in any market or geographical area or with any Person.

                  (e) Except as set forth in Part 3.9(e) of the Brainworks Disclosure Schedule, none of the Brainworks Corporations has disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of any Brainworks Corporation Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of any AAHoldings Entity Source Code. Part 3.10(a) of the Brainworks Disclosure Schedule identifies each Contract pursuant to which the Brainworks has deposited or is required to deposit with an escrowholder or any other Person of any Brainworks Corporation Source Code, and further describes whether the execution of this Agreement or the consummation of any of the transactions contemplated hereby could reasonably be expected to result in the release or disclosure of any Brainworks Corporation Source Code.

         3.10     Contracts.

                  (a) Part 3.10(a) of the Brainworks Disclosure Schedule identifies each Brainworks Corporation Contract that constitutes a "Brainworks Material Contract." For purposes of this Agreement, each of the following shall be deemed to constitute a " Brainworks Material Contract":

                           (i)      any Contract relating to the employment of,
or the performance of services by, any employee or consultant, and any Contract pursuant to which any of the Brainworks Corporations is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; and any Contract pursuant to which any of the Brainworks Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of $25,000 to any current or former employee or director;

                           (ii)     any Contract (A) relating to the
acquisition, transfer, development, sharing or license of any Proprietary Asset (except for any Contract pursuant to which (1) any Proprietary Asset is licensed to the Brainworks Corporations under any third party software license generally available to the public, or (2) any Proprietary Asset is licensed by any of the Brainworks Corporations to any Person on a non-exclusive basis); or (B) of the type referred to in Section 2.9(e);

                           (iii)    any Contract that provides for
indemnification of any officer, director, employee or agent;

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                           (iv)     any Contract imposing any restriction on the
right or ability of any Brainworks Corporation (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person, or (F) to transact business or deal in any other manner with any other Person;

                           (v)      any Contract (A) relating to the
acquisition, issuance, voting, registration, sale or transfer of any securities,
(B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing any of the Brainworks Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

                           (vi)     any Contract incorporating or relating to
any guaranty, any warranty or any indemnity or similar obligation, except for Contracts substantially identical to the standard forms of end-user licenses previously delivered by the Brainworks to Brainworks;

                           (vii)    any Contract relating to any currency
hedging;

                           (viii)   any Contract (A) imposing any
confidentiality obligation on any of the Brainworks Corporations or any other Person, or (B) containing "standstill" or similar provisions;

                           (ix)     any Contract (A) to which any Governmental
Body is a party or under which any Governmental Body has any rights or obligations, or (B) directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between any Brainworks Corporation and any contractor or subcontractor to any Governmental Body);

                           (x)      any Contract requiring that any of the
Brainworks Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

                           (xi)     any Contract that has a term of more than 60
days and that may not be terminated by an Brainworks Corporation (without penalty) within 60 days after the delivery of a termination notice by such Brainworks Corporation;

                           (xii)    any Contract that contemplates or involves
the payment or delivery of cash or other consideration in an amount or having a value in excess of $10,000.00 in the aggregate, or contemplates or involves the performance of services having a value in excess of $10,000.00 in the aggregate;

                           (xiii)   any Contract (not otherwise identified in
clauses (i) through (xii) of this sentence) that could reasonably be expected to have a material effect on the business, condition, capitalization, assets, liabilities, operations or financial performance of any of the Brainworks Corporations or to any of the transactions contemplated by this Agreement; and

                           (xiv)    any other Contract, if a breach of such
Contract could reasonably be expected to have a Material Adverse Effect on the Brainworks Corporations.

Brainworks has delivered to the LLC an accurate and complete copy of each Brainworks Material Contract.

                  (b) To the best knowledge of Brainworks and Merger Sub, each Brainworks Corporation Contract that constitutes a Brainworks Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  (c) Except as set forth in Part 3.10(c) of the Brainworks Disclosure Schedule: (i) none of the Brainworks Corporations has violated or breached, or committed any default under, any Brainworks Corporation Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the Brainworks Corporations; and, to the best of the knowledge of Brainworks and Merger Sub, no other Person has violated or breached, or committed any default under, any Brainworks Corporation Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the Brainworks Corporations; (ii) to the best of the knowledge of Brainworks and Merger Sub, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will or would reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Brainworks Corporation Contract, (B) give any Person the right to declare a default or exercise any remedy under any Brainworks Corporation Contract, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Brainworks Corporation Contract, (D) give any Person the right to accelerate the maturity or performance of any Brainworks Corporation Contract, (E) result in the disclosure, release or delivery of any Brainworks Corporation Source Code, or
(F) give any Person the right to cancel, terminate or modify any Brainworks Corporation Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the Brainworks Corporations; and (iii) since December 31, 2002, none of the Brainworks Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Brainworks Corporation Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the Brainworks Corporations.

         3.11 Liabilities. None of the Brainworks Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the Brainworks Unaudited Financial Statements or the notes thereto; (b) liabilities that have been incurred by the Brainworks Corporations since December 31, 2002, in the ordinary course of business and consistent with past practices; (c) liabilities incurred under this Agreement and the other agreements contemplated hereby; and
(d) liabilities described in Part 3.11 of the Brainworks Disclosure Schedule.

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

         3.12 Compliance with Legal Requirements. Each of the Brainworks Corporations is in compliance in all material respects with all applicable Legal Requirements. Since December 31, 2002, none of the Brainworks Corporations has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

         3.13 Certain Business Practices. None of the Brainworks Corporations nor any director, officer, agent or employee of any of the Brainworks Corporations has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity;
(ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other unlawful payment.

         3.14     Governmental Authorizations.

                  (a) The Brainworks Corporations hold all Governmental Authorizations necessary to enable the Brainworks Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Each Brainworks Corporation is in substantial compliance with the terms and requirements of such Governmental Authorizations. Since December 31, 2002, none of the Brainworks Corporations has received any notice or other communication from any Governmental Body regarding: (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination; or modification of any material Governmental Authorization.

                  (b) Part 3.14(b) of the Brainworks Disclosure Schedule describes the terms of each grant, incentive or subsidy provided or made available to or for the benefit of any of the Brainworks Corporations by any U.S. or foreign Governmental Body or otherwise. Each of the Brainworks Corporations is in full compliance with all of the terms and requirements of each grant, incentive and subsidy identified or required to be identified in
Part 3.14(b) of the Brainworks Disclosure Schedule. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify, any grant, incentive or subsidy identified or required to be identified in Part 3.14(b) of the Brainworks Disclosure Schedule.

         3.15     Tax Matters.

                  (a) Each Tax Return required to be filed by or on behalf of the respective Brainworks Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Brainworks Corporation Returns") (i) has been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Brainworks Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

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

                  (b) The Brainworks Unaudited Financial Statements fully accrues all actual and contingent liabilities for Taxes with respect to all periods through December 31, 2002, in accordance with generally accepted accounting principles. Each Brainworks Corporation will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from December 31, 2002, through the Closing Date.

                  (c) No Brainworks Corporation Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Brainworks Corporation Returns has been granted (by Brainworks or any other Person), and no such extension or waiver has been requested from any Brainworks Corporation.

                  (d) No claim or Legal Proceeding is pending or, to the best of the knowledge of Brainworks or Merger Sub, has been threatened against or with respect to any Brainworks Corporation in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Brainworks Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Brainworks Corporations and with respect to which adequate reserves for payment have been established on the Brainworks Unaudited Financial Statements). There are no liens for material Taxes upon any of the assets of any of the Brainworks Corporations except liens for current Taxes not yet due and payable. None of the Brainworks Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). None of the Brainworks Corporations has been, and none of the Brainworks Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision under state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                  (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Brainworks Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code (or any comparable provision of state or foreign Tax laws). None of the Brainworks Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

         3.16     Employee and Labor Matters; Benefit Plans.

                  (a) Part 3.16(a) of the Brainworks Disclosure Schedule identifies each salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement and each other employee benefit plan or arrangement (collectively, the "Brainworks Plans") sponsored, maintained, contributed to or required to be contributed to by any of the Brainworks Corporations for the benefit of any current or former employee of any of the Brainworks Corporations. Part 3.16(a) also identifies each Legal Requirement pursuant to which any of the Brainworks Corporations is required to establish any reserve or make any contribution for the benefit of any current or former employee located in any foreign jurisdiction.

                  (b) Except as set forth in Part 3.16(a) of the Brainworks Disclosure Schedule, none of the Brainworks Corporations maintains, sponsors or contributes to, and none of the Brainworks Corporations has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of ERISA), or any similar pension benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Subtitles of ERISA for the benefit of employees or former employees of any of the Brainworks Corporations (a "Brainworks Pension Plan").

                  (c) Except as set forth in Part 3.16(a) of the Brainworks Disclosure Schedule, none of the Brainworks Corporations maintains, sponsors or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA or any similar welfare benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Subtitles of ERISA), for the benefit of any current or former employees or directors of any of the Brainworks Corporations (a "Brainworks Welfare Plan").

                  (d) With respect to each Brainworks Plan, Brainworks has delivered to the LLC: (i) an accurate and complete copy of such Brainworks Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Brainworks Plan for the last two years; (iii) an accurate and complete copy of the most recent summary plan description, together with each summary of material modifications, if required under ERISA, with respect to such Brainworks Plan, (iv) if such Brainworks Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Brainworks Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Brainworks Plan (if such Brainworks Plan is intended to be qualified under Section 401(a) of the Code).

                  (e) None of the Brainworks Corporations is or has ever been required to be treated as a single employer with any other Person under
Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code, except for the Brainworks Corporations. None of the Brainworks Corporations has ever been a member of an "affiliated service group" within the meaning of
Section 414(m) of the Code. None of the Brainworks Plans identified in the Brainworks Disclosure Schedule is a multiemployer plan (within the meaning of Section 3(37) of ERISA). None of the Brainworks Corporations has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

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

                  (f) None of the Brainworks Corporations has any plan or commitment to create any Brainworks Welfare Plan or any Brainworks Pension Plan, or to modify or change any existing Brainworks Welfare Plan or Brainworks Pension Plan (other than to comply with applicable law) in a manner that would affect any current or former employee or director of any of the Brainworks Corporations.

                  (g) No Brainworks Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee or director of any of the Brainworks Corporations after any termination of service of such employee or director (other than benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the
Code).

                  (h) With respect to any Brainworks Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of COBRA have been complied with in all material respects. Part 3.17(h) of Brainworks Disclosure Schedule describes all obligations of the Brainworks Corporations as of the date of this Agreement under any of the provisions of COBRA.

                  (i) Each of the Brainworks Plans has been operated and administered in all material respects in accordance with its terms and with applicable Legal Requirements, including ERISA, the Code and applicable foreign Legal Requirements.

                  (j) Each of the Brainworks Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and nothing has occurred that would adversely affect such determination.

                  (k) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of the Brainworks Corporations (whether or not under any Plan), or materially increase the benefits payable or provided under any Brainworks Plan, or result in any acceleration of the time of payment or vesting of any such benefits. Without limiting the generality of the foregoing (and except as set forth in Part 3.16(k) of Brainworks Disclosure Schedule), the consummation of the Merger will not result in the acceleration of vesting of any unvested Brainworks Options.

                  (l) Part 3.16(l) of the Brainworks Disclosure Schedule contains a list of all salaried employees of each of the Brainworks Corporations as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. None of the Brainworks Corporations is a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. All of the employees of the Brainworks Corporations are "at will" employees.

                  (m) Part 3.16(m) of the Brainworks Disclosure Schedule identifies each employee of any of the Brainworks Corporations who is not fully available to perform work

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

because of disability or other leave and sets forth the basis of such disability or leave and the anticipated date of return to full service.

                  (n) Each of the Brainworks Corporations is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

                  (o) Each of the Brainworks Corporations has good labor relations, and none of the Brainworks Corporations has any knowledge of any facts indicating that: (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of any of the Brainworks Corporations; or (ii) any of the employees of any of the Brainworks Corporations intends to terminate his or her employment with the AAHoldings Entity with which such employee is employed.

         3.17 Environmental Matters. Each of the Brainworks Corporations is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by each of the Brainworks Corporations of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. None of the Brainworks Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the Brainworks Corporations is not in compliance with any Environmental Law, and, to the best of the knowledge of the Brainworks, there are no circumstances that may prevent or interfere with the compliance by any of the Brainworks Corporations with any Environmental Law in the future. To the best of the knowledge of Brainworks, (a) all property that is owned by, leased to, controlled by or used by any of the Brainworks Corporations, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any material environmental contamination of any nature, (b) none of the property owned by, leased to, controlled by or used by any of the Brainworks Corporations contains any underground storage tanks, asbestos, equipment using PCBs, underground injection wells, and (c) none of the property owned by, leased to, controlled by or used by any of the Brainworks Corporations contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed. No Brainworks Corporation has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list, (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Legal Requirement to take "removal" or "remedial' action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up the site.

         3.18 Insurance. Brainworks has delivered to the LLC a copy of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of the Brainworks Corporations. Each of such insurance policies is in full force and effect. Since December 31, 2002 none of the Brainworks Corporations has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in Part 3.18 of the Brainworks Disclosure Schedule, there is no pending workers' compensation or other claim under or based upon any insurance policy of any of the Brainworks Corporations.

         3.19 Transactions with Affiliates. Except as set forth in the Brainworks SEC Documents filed prior to the date of this Agreement, between the date of the Brainworks' last proxy statement filed with the SEC and the date of this Agreement, no event has occurred that would be required to be reported by the Brainworks pursuant to Item 404 of Regulation S-K promulgated by the SEC.
Part 3.19 of the Brainworks Disclosure Schedule identifies each Person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Brainworks as of the date of this Agreement.
Part 3.19 of the Brainworks Disclosure Schedule identifies each Person who is (or who may be deemed to be) an "affiliate" of Brainworks as of the date of this Agreement and each Contract between a Brainworks Corporation and any such affiliate of Brainworks.

         3.20     Legal Proceedings; Orders.

                  (a) There is no pending Legal Proceeding, and (to the best of the knowledge of Brainworks and Merger Sub) no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Brainworks Corporations or any of the assets owned or used by any of the Brainworks Corporations; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of Brainworks and Merger Sub, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

                  (b) There is no material order, writ, injunction, judgment or decree to which any of the Brainworks Corporations, or any of the assets owned or used by any of the Brainworks Corporations, is subject. To the best of the knowledge of Brainworks and Merger Sub, no officer or key employee of any of the Brainworks Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Brainworks Corporations.

         3.21 Authority; Inapplicability of Anti-takeover Statutes; Binding Nature of Agreement. Each of Brainworks and Merger Sub has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and to consummate the Merger. This Agreement constitutes the legal, valid and binding obligations of Brainworks and Merger Sub, enforceable against Brainworks and Merger Sub in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. No state takeover law or similar statute or regulation applies or purports to apply to Brainworks or Merger Sub as a result of the Merger or any of the other transactions contemplated by this Agreement.

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         3.22     No Existing Discussions. None of the Brainworks Corporations,
and no Representative of any of the Brainworks Corporations, is engaged, directly or indirectly, in any discussions or negotiations with any Person (other than the LLC and the Company) relating to any Acquisition Proposal.

         3.23 No Vote Required. No vote of the holders of capital stock of Brainworks is required to approve this Agreement or the Merger or the other transactions contemplated by this Agreement.

         3.24 Non-Contravention; Consents. Neither: (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement by the Brainworks or Merger Sub; nor (2) the consummation by the Brainworks and Merger Sub of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a)      contravene, conflict with or result in a violation of
(i) any of the provisions of the articles of incorporation, bylaws or other charter or organizational documents of any of the Brainworks Corporations, or
(ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Brainworks Corporations;

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Brainworks Corporations, or any of the assets owned or used by any of the Brainworks Corporations, is subject;

                  (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Brainworks Corporations or that otherwise relates to the business of any of the Brainworks Corporations or to any of the assets owned or used by any of the Brainworks Corporations;

                  (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Brainworks Corporation Contract that is or would constitute a Brainworks Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Brainworks Corporation Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Brainworks Corporation Contract, (iii) accelerate the maturity or performance of any such Brainworks Corporation Contract, or (iv) cancel, terminate or modify any term of such Brainworks Corporation Contract; or

                  (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Brainworks Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Brainworks Corporations).

Except as may be required by the Exchange Act and the Nevada Corporation Law, none of the Brainworks Corporations was, is or will be required to make any filing with or give any notice

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

to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement by Brainworks, or (y) the consummation by Brainworks of the Merger or any of the other transactions contemplated by this Agreement.

         3.25 Fairness Opinion. Brainworks' board of directors has received the written opinion of Taylor Consulting Group, financial advisor to Brainworks, dated the date of this Agreement, to the effect that the Merger Consideration is fair to the stockholders of Brainworks from a financial point of view. Brainworks has furnished an accurate and complete copy of said written opinion to the LLC.

         3.26 Financial Advisor. Except for Taylor Consulting Group, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of Brainworks Corporations. The total of all fees, commissions and other amounts that have been paid by Brainworks to Taylor Consulting Group and all fees, commissions and other amounts that may become payable to Taylor Consulting Group by the Brainworks if the Merger is consummated will not exceed $7,500. Brainworks has furnished to the LLC accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid to may become payable and all indemnification and other agreements related to the engagement of Taylor Consulting Group.

         3.27     Full Disclosure.

                  This Agreement (including the Brainworks Disclosure Schedule) does not, and the certificate referred to in Section 7.4 will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

         SECTION  4. Certain Covenants of the Company, the LLC and Brainworks.

         4.1      Access and Investigation.

                  (a) During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company and the LLC shall, and shall cause the respective Representatives of the AAHoldings Entities to: (i) provide Brainworks and Brainworks' Representatives with reasonable access to the AAHoldings Entities' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the AAHoldings Entities; and (ii) provide Brainworks and Brainworks' Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the AAHoldings Entities, and with such additional financial, operating and other data and information regarding the AAHoldings Entities, as Brainworks may reasonably request.

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

                  (b) During the Pre-Closing Period, Brainworks shall, and shall cause the respective Representatives of the Brainworks Corporations to:
(i) provide the Company, the LLC and the LLC's Representatives with reasonable access to the Representatives of the Brainworks Corporations' and the Brainworks Corporations personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Brainworks Corporations; and (ii) provide the Company, the LLC and the LLC's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Brainworks Corporations, and with such additional financial, operating and other data and information regarding the Brainworks Corporations, as the Company or the LLC may reasonably request.

         4.2      Operation of the Company's Business.

                  (a) During the Pre-Closing Period: (i) the Company and the LLC shall ensure that each of the AAHoldings Entities conducts its business and operations (A) in the ordinary course and in accordance with past practices and (B) in compliance with all applicable Legal Requirements and the requirements of all AAHoldings Entity Contracts that constitute Company Material Contracts; (ii) the Company and the LLC shall use all reasonable efforts to ensure that each of the AAHoldings Entities preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective AAHoldings Entities;
(iii) the Company and the LLC shall keep in full force all insurance policies referred to in Section 2.18; (iv) each of the Company and the LLC shall notify Brainworks of (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, and (B) any Legal Proceeding commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting any of the AAHoldings Entities that relates to the consummation of the transactions contemplated by this Agreement; and (vi) each of the Company and the LLC shall (to the extent requested by Brainworks) cause its officers or managers to report regularly to Brainworks concerning the status of the business of the LLC and the Company.

                  (b) During the Pre-Closing Period, the Company and the LLC (without the prior written consent of Brainworks), shall not, and shall not permit any of the other AAHoldings Entities to:

                           (i)      declare, accrue, set aside or pay any
dividend or make any other distribution in respect of any shares of capital stock or other equity interests, or repurchase, redeem or otherwise reacquire any shares of capital stock, other equity interests or other securities;

                           (ii)     sell, issue, grant or authorize the issuance
or grant of (A) any capital stock, other equity interest or other security, (B) any option, call, warrant or right to acquire any capital stock, other equity interest or other security, or (C) any instrument convertible into or exchangeable for any capital stock, other equity interest or other security;

                           (iii)    amend or permit the adoption of any
amendment to its articles of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares or membership interests, stock split, reverse stock split or similar transaction involving the capital stock or membership interests;

                           (iv)     form any Subsidiary or acquire any equity
interest or other interest in any other Entity;

                           (v)      make any capital expenditure (except that
the AAHoldings Entities may make capital expenditures that, when added to all other capital expenditures made on behalf of the AAHoldings Entities during the Pre-Closing Period, do not exceed $100,000 in the aggregate);

                           (vi)     enter into or become bound by, or permit any
of the assets owned or used by it to become bound by, any Company Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Company Material Contract;

                           (vii)    acquire, lease or license any right or other
asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for immaterial assets acquired, leased, licensed or disposed of by the Company or the LLC in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

                           (viii)   establish, adopt or amend any employee
benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees (except that each of the Company and the LLC may make routine, reasonable salary increases in connection with the its customary employee review process and may pay customary bonuses consistent with past practices payable in accordance with existing bonus plans referred to in Part 3.16(a) of the Company Disclosure Schedule);

                           (ix)     make any Tax election;

                           (x)      commence or settle any Legal Proceeding;

                           (xi)     enter into any material transaction or take
any other material action outside the ordinary course of business or inconsistent with past practices; or

                           (xii)    agree or commit to take any of the actions
described in clauses (i) through (xi) of this Section 4.2(b).

                  (c) During the Pre-Closing Period, each of the Company and the LLC shall promptly notify Brainworks in writing of: (i) the discovery by it of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by it in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by it in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any of its covenants or obligations; and
(iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the AAHoldings Entities. Without limiting the generality of the foregoing, the LLC shall promptly advise Brainworks in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the AAHoldings Entities. No notification given to Brainworks pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company or the LLC contained in this Agreement.

         4.3      Operation of Brainworks' Business.

                  (a) During the Pre-Closing Period: (i) Brainworks shall ensure that each of the Brainworks Corporations conducts its business and operations (A) in the ordinary course and in accordance with past practices and
(B) in compliance with all applicable Legal Requirements and the requirements of all Brainworks Corporation Contracts that constitute Brainworks Material Contracts; (ii) Brainworks shall use all reasonable efforts to ensure that each of the Brainworks Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Brainworks Corporations; (iii) Brainworks shall keep in full force all insurance policies referred to in
Section 3.18; (iv) Brainworks shall promptly notify the LLC and the Company of
(A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, and (B) any Legal Proceeding commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting any of the Brainworks Corporations that relates to the consummation of the transactions contemplated by this Agreement; and (vi) Brainworks shall (to the extent requested by the Company or the LLC) cause its officers to report regularly to the Company concerning the status of Brainworks' business.

                  (b) During the Pre-Closing Period, Brainworks (without the prior written consent of the LLC and the Company), shall not, and shall not permit any of the other Brainworks Corporations to:

                           (i)      declare, accrue, set aside or pay any
dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

                           (ii)     sell, issue, grant or authorize the issuance
or grant of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that Brainworks may issue Brainworks Common Stock upon the valid exercise of Brainworks Options and warrants outstanding as of the date of this Agreement);

                           (iii)    amend or waive any of its rights under, or
accelerate the vesting under, any provision of any of Brainworks' stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

                           (iv)     amend or permit the adoption of any
amendment to its articles of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                           (v)      form any Subsidiary or acquire any equity
interest or other interest in any other Entity;

                           (vi)     make any capital expenditure;

                           (vii)    enter into or become bound by, or permit any
of the assets owned or used by it to become bound by, any Brainworks Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Brainworks Material Contract;

                           (viii)   acquire, lease or license any right or other
asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or waive or relinquish any material right;

                           (ix)     lend money to any Person, or incur or
guarantee any indebtedness;

                           (x)      establish, adopt or amend any employee
benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                           (xi)     hire any new employee, promote any employee,
or engage any consultant or independent contractor;

                           (xii)    change any of its methods of accounting or
accounting practices in any respect;

                           (xiii)   make any Tax election;

                           (xiv)    commence or settle any Legal Proceeding;

                           (xv)     enter into any material transaction or
take any other material action; or
                                       42

                           (xvi)    agree or commit to take any of the actions
described in clauses (i) through (xv) of this Section 4.3(b).

                  (c) During the Pre-Closing Period, Brainworks shall promptly notify the LLC and the Company in writing of: (i) the discovery by Brainworks of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Brainworks in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Brainworks in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of Brainworks; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Brainworks Corporations. Without limiting the generality of the foregoing, Brainworks shall promptly advise the Company in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the Brainworks Corporations. No notification given to the Company or the LLC pursuant to this
Section 4.3(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Brainworks contained in this Agreement.

         4.4      No Solicitation.

                  (a) Neither Brainworks, the Company nor the LLC shall directly or indirectly, and shall not authorize or permit any of the other Brainworks Corporations (in the case of Brainworks) or the AAHoldings Entities (in the case of the Company and the LLC) to, (i) directly or indirectly solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding any of the Brainworks Corporations (in the case of Brainworks) or the AAHoldings Entities (in the case of the Company and the LLC) to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction (other than the transactions contemplated by this Agreement); provided, however, that this Section 4.4(a) shall not prohibit Brainworks from furnishing nonpublic information regarding the Brainworks Corporations to, or entering into discussions with, any Person in response to a Superior Proposal that is submitted to Brainworks by such Person (and not withdrawn) if (1) neither Brainworks nor any Representative of any of the Brainworks Corporations shall have violated any of the restrictions set forth in this Section 4.4, (2) the board of directors of Brainworks concludes in good faith, after having taken into account the written advice of its outside legal counsel, that such action is required in order for the board of directors of Brainworks to comply with its fiduciary obligations to Brainworks' stockholders under applicable law, (3) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, Brainworks gives the LLC written notice of the identity of such Person and of Brainworks' intention to furnish nonpublic information to, or enter into discussions with, such Person, and Brainworks receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of Brainworks and containing "standstill" provisions no less favorable to Brainworks than the "standstill" provisions contained that certain letter agreement dated July 2, 2002, between the LLC and Brainworks, and (4) at least two business days prior to furnishing any such nonpublic information to such Person, Brainworks furnishes such nonpublic information to the LLC (to the extent such nonpublic information has not been previously furnished by Brainworks to the LLC). Without limiting the generality of the foregoing, Brainworks, the LLC and the Company each acknowledge and agree that any violation of or the taking of any action inconsistent with any of the restrictions set forth in the preceding sentence by any Representative of any of the Brainworks Corporations (in the case of Brainworks) or the AAHoldings Entities (in the case of the Company and the LLC), whether or not such Representative is purporting to act on behalf of any of such Entities, shall be deemed to constitute a breach of this Section 4.4 by Brainworks, the Company, or the LLC, as applicable.

                  (b) Brainworks shall promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information) advise the LLC and the Company orally and in writing of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information relating to any of the Brainworks Corporations (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. Brainworks shall keep the LLC and the Company fully informed with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

                  (c) Brainworks and the LLC shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

                  (d) Each of Brainworks and the LLC agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which any of the Brainworks Corporations (in the case of Brainworks) or the AAHoldings Entities (in the case to the LLC) is a party, and will use its best efforts to enforce or cause to be enforced each such agreement at the request of Brainworks or the LLC.

         SECTION  5. Additional Covenants of the Parties.

         5.1 Regulatory Approvals. Brainworks, the LLC and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Brainworks, the Company and the LLC (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement and to submit promptly any additional information requested in connection with such filings and notices, (ii) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger.

         5.2 Employee Benefits. Brainworks agrees that all employees of the AAHoldings Entities who continue employment with Brainworks, the Surviving Corporation or any Subsidiary of the Surviving Corporation or the Brainworks after the Effective Time shall be eligible to continue to participate in the Surviving Corporation's health, vacation and other non-equity based employee benefit plans.

         5.3 Indemnification of Officers and Directors. All rights to indemnification existing in favor of those Persons who are, or were, directors and officers of Brainworks at or prior to the date of this Agreement shall survive the Merger and shall be observed by Brainworks to the fullest extent permitted by Nevada law.

         5.4 Disclosure. Brainworks, the Company and the LLC shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Brainworks shall not, and shall not permit any of its Representatives to, make any disclosure regarding the Merger or any of the other transactions contemplated by this Agreement unless (a) the LLC and the Company shall have approved such disclosure or (b) Brainworks shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable law.

         5.5 Board of Directors. Brainworks shall use all reasonable efforts to cause the board of directors of Brainworks to consist, as soon as practicable after the requirements of Rule 14f-1 of the Exchange Act have been complied with, of three directors, all of whom shall be Persons designated by the LLC.

         SECTION 6. Conditions Precedent to Obligations of Brainworks and Merger Sub.

         The obligations of Brainworks and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

         6.1 Accuracy of Representations. The representations and warranties of the LLC and the Company contained in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Material Adverse Effect on the AAHoldings Entities; provided, however that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

         6.2 Performance of Covenants. Each covenant or obligation that the LLC or the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

         6.3 Consents. All material Consents required to be obtained in connection with the Conversion, the Merger and the other transactions contemplated by this Agreement, including, but not limited to, the Consents identified in Part 6.3 of the Company Disclosure Schedule, shall have been obtained and shall be in full force and effect.

         6.4 Documents. Brainworks shall have received the following documents:

                  (a) a certificate executed on behalf of the Company and the LLC by Guy Millner and Lawrence Stumbaugh confirming that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.5, 6.6, 6.7, and 6.8 have been duly satisfied; and

                  (b) accredited investor representation letters, each executed by Guy W. Millner, Lawrence Stumbaugh, Harvey Friedman and Kenneth E. Meyers, in such form reasonably acceptable to Brainworks.

         6.5 No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on the AAHoldings Entities, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on the AAHoldings Entities.

         6.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

         6.7 No Governmental Litigation. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Brainworks or any of its Subsidiaries any damages or other relief that may be material to Brainworks; (c) seeking to prohibit or limit in any material respect Brainworks' ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (d) which would materially and adversely affect the right of Brainworks, the Surviving Corporation or any Subsidiary of Brainworks or the Surviving Corporation to own the assets or operate the business of the AAHoldings Entities; or (e) seeking to compel Brainworks, the Company or the LLC, or any Subsidiary of Brainworks, the Company or the LLC, to dispose of or hold separate any material assets, as a result of the Merger or any of the other transactions contemplated by this Agreement.

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

         6.8 No Other Litigation. There shall not be pending or threatened Legal Proceeding in which, in the reasonable judgment of Brainworks, there is a reasonable possibility of an outcome that would have a Material Adverse Effect on the AAHoldings Entities or on the Brainworks Corporations: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Brainworks or any of its Subsidiaries, or any of the AAHoldings Entities any material damages or other material relief; (c) seeking to prohibit or limit in any material respect the ability of Brainworks or the Surviving Corporation to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the AAHoldings Entities; (d) which would affect adversely the right of Brainworks, the Surviving Corporation or any of the AAHoldings Entities to own the assets or operate the business of the AAHoldings Entities; or (e) seeking to compel Brainworks, the Company or the LLC, or any Subsidiary of Brainworks, the Company or the LLC, to dispose of or hold separate any material assets, as a result of the Merger or any of the other transactions contemplated by this Agreement.

         SECTION  7. Conditions Precedent to Obligation of the Company and the
LLC.

         The obligations of the LLC and the Company to effect the Conversion and the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

         7.1 Accuracy of Representations. The representations and warranties of Brainworks and Merger Sub contained in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected have, a Material Adverse Effect on the Brainworks Corporations; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the Closing Date, (i) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Brainworks Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

         7.2 Performance of Covenants. All of the covenants and obligations that Brainworks and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

         7.3 Consents. All material Consents required to be obtained in connection with the Conversion, the Merger and the other transactions contemplated by this Agreement, including, but not limited to, the Consents identified in Part 7.3 of the Company Disclosure Schedule, shall have been obtained and shall be in full force and effect.

         7.4 Documents. The Company shall have received the following documents:

                  (a) a certificate executed on behalf of Brainworks by an executive officer of Brainworks, confirming that conditions set forth in Sections 7.1, 7.2, 7.3, 7.5, 7.6, 7.7 and 7.8 have been duly satisfied; and

                  (b) except for Donald Ratajczak, the written resignations of all officers and directors of each of the Brainworks Corporations, effective as of the Effective Time.

         7.5 No Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect on the Brainworks Corporations, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on the Brainworks Corporations.

         7.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Conversion or the Merger by the Company or the LLC shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Conversion or the Merger that makes consummation of the Conversion of the Merger by the Company or the LLC illegal.

         7.7 No Governmental Litigation. There shall not be pending or threatened Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved: (a) challenging or seeking to restrain or prohibit the consummation of the Conversion or the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Conversion or the Merger and seeking to obtain from the Company, the LLC or any of their respective Subsidiaries any damages or other relief that may be material to the Company or the LLC; (c) seeking to prohibit or limit in any material respect Brainworks' ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to stock of the Surviving Corporation;
(d) which would materially and adversely affect the right of Brainworks, the Surviving Corporation or any Subsidiary of Brainworks or the Surviving Corporation to own the assets or operate the business of the AAHoldings Entities; or (e) seeking to compel Brainworks, the Company or the LLC or any Subsidiary of Brainworks, the Company or the LLC, to dispose of or hold separate any material assets, as a result of the Merger or any of the other transactions contemplated by this Agreement.

         7.8 No Other Litigation. There shall not be pending any Legal Proceeding in which, in the reasonable judgment of the LLC or the Company, there is a reasonable possibility of an outcome that would have a Material Adverse Effect on the AAHoldings Entities or on the Brainworks Corporations: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from the Company, the LLC or any of their respective Subsidiaries, or any of the Brainworks Corporations any material damages or other material relief; (c) which would affect adversely the right of Brainworks, the Surviving Company or any Subsidiary of Brainworks or the Surviving Corporations to own the assets or operate the business of the AAHoldings Entities; or (d) seeking to compel Brainworks, the LLC or the Company, or any Subsidiary of Brainworks, the Company or the LLC, to dispose of or hold separate any material assets, as a result of the Merger or any of the other transactions contemplated by this Agreement.

         SECTION  8. Termination.

         8.1 Termination. This Agreement may be terminated prior to the Effective Time:

                  (a) by mutual written consent of Brainworks, the LLC and the Company;

                  (b) by either Brainworks or the LLC or the Company if the Merger shall not have been consummated by April 15, 2003 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

                  (c) by either Brainworks or the LLC or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

                  (d) by Brainworks (i) if any of the representations and warranties of the LLC or the Company shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 6.1 would not be satisfied, or (ii) if (A) any of the representations and warranties of the LLC or the Company become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.1 would not be satisfied and (B) such inaccuracy has not been cured by the Company or the LLC within 10 business days after its receipt of written notice thereof and remains unsecured at the time notice of termination is given, or (iii) any of the covenants of the LLC or the Company contained in this Agreement shall have been breached, such that the condition set forth in
Section 6.2 would not be satisfied;

                  (e) by either the LLC or the Company (i) if any of the representations and warranties of Brainworks or Merger Sub shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 7.1 would not be satisfied, or (ii) if (A) any of the representations and warranties of Brainworks or Merger Sub shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 7.1 would not be satisfied and (B) such inaccuracy has not been cured by Brainworks or Merger Sub within 10 business days after its receipt of written notice thereof and remains unsecured at the time notice of termination is given, or (iii) if any of the covenants of Brainworks or Merger Sub contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied;

                  (f) by either the LLC or the Company if a Brainworks Triggering Event shall have occurred;

                  (g) by Brainworks if, since the date of this Agreement, there shall have occurred any Material Adverse Effect on the AAHoldings Entities, or there shall have occurred any event or circumstance that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on the AAHoldings Entities; or

                  (h) by either the LLC or the Company if, since the date of this Agreement, there shall have occurred any Material Adverse Effect on the Brainworks Corporations, or there shall have occurred any event or circumstance that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on the Brainworks Corporations.

         8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2, Section 8.3 and
Section 9 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any material inaccuracy in or breach of any representation or any material breach of any warranty, covenant or other provision contained in this Agreement.

         8.3 Expenses; Termination Fees. All fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

         SECTION  9. Miscellaneous Provisions.

         9.1 Amendment. This Agreement may be amended only with the prior written approval of the LLC, the Company, Merger Sub and Brainworks.

         9.2      Waiver.

                  (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         9.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

         9.4 Entire Agreement; Counterparts; Facsimile, Execution and Delivery. This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the certain confidentiality agreement dated July 2, 2002 between the LLC and Brainworks shall not be superceded and shall remain in full force and effect. This Agreement may be executed and delivered via facsimile and in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

         9.5 Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Georgia; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Northern District of Georgia; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9.9.

         9.6 Attorneys' Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

         9.7 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned by any party without the prior written consent of the other parties, and any attempted assignment of this Agreement or any of such rights by any party without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         9.8 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

         if to Brainworks or Merger Sub:

                  Brainworks Ventures, Inc.
                  4243 Dunwoody Club Drive
                  Suite 200
                  Atlanta, Georgia 30350
                  Facsimile No.: 678-731-0006

         with a mandatory copy to:

                  Rogers & Hardin LLP
                  229 Peachtree Street
                  2700 International Tower
                  Atlanta, GA  30303
                  Attention: Steven E. Fox
                  Facsimile No.: 404-525-2224
         if to the LLC or the Company:

                  AAHoldings, LLC
                  1700 Water Place
                  Suite 190
                  Atlanta, GA 30339
                  Attention: Guy W. Millner
                  Facsimile No.: 770-984-0173

         with a mandatory copy to:

                  Powell, Goldstein, Frazer & Murphy LLP
                  191 Peachtree Street, N.E.
                  Suite 1600
                  Atlanta, GA  30303
                  Attention: G. William Speer
                  Facsimile No.:  404-572-6999

         9.9 Cooperation. Each party agrees to cooperate fully with the other parties and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by any other party to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

         9.10     Construction.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

                  (e) The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

                [SIGNATURE PAGES, EXHIBITS AND SCHEDULES FOLLOW.]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                       BRAINWORK VENTURES, INC.

                                       By:______________________________________
                                          Marc J. Schwartz
                                          President

                                       AAHOLDINGS ACQUISITION SUB, INC.

                                       By: _____________________________________
                                           Marc J. Schwartz
                                           President

                                       ASSURANCEAMERICA CORPORATION

                                       By:______________________________________
                                          Lawrence Stumbaugh
                                          President

                                       AAHOLDINGS, LLC

                                       By:______________________________________
                                          Lawrence Stumbaugh
                                          President

                                    EXHIBIT A

                                   DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         "AAHOLDINGS ENTITIES" shall have the meaning set forth in Section
2.1(a).

         "AAHOLDINGS ENTITY CONTRACT" shall mean any Contract: (a) to which any of the AAHoldings Entities is a party; (b) by which any of the AAHoldings Entities or any asset of any of the AAHoldings Entities is or may become bound or under which any of the AAHoldings Entities has, or may become subject to, any obligation; or (c) under which any of the AAHoldings Entities has or may acquire any right or interest.

         "AAHOLDINGS ENTITY PROPRIETARY ASSET" shall mean any Proprietary Asset owned by or licensed to any of the AAHoldings Entities or otherwise used by any of the AAHoldings Entities.

         "AAHOLDINGS ENTITY SOURCE CODE" shall mean any source code, or any portion, aspect or segment of any source code, relating to any Proprietary Asset owned by or licensed to any of the AAHoldings Entities or otherwise used by any of the AAHoldings Entities.

         "AAHOLDINGS ENTITY RETURNS" shall have the meaning set forth in Section 2.15(a).

         "ACQUISITION PROPOSAL" shall mean any offer, proposal, inquiry or indication of interest contemplating or otherwise relating to any Acquisition Transaction (other than the transactions contemplated by the Agreement).

         "ACQUISITION TRANSACTION" shall mean, with respect to any Person, any transaction or series of transactions involving:

                  (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which such Person is a constituent Entity, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of such Person, or (iii) in which such Person issues or sells securities representing more than 20% of the outstanding securities of any class of voting securities of such Person; or

                  (b) any sale (other than sales of inventory in the ordinary course of business), lease (other than in the ordinary coarse of business), exchange, transfer (other than sales of inventory in the ordinary course of business), license (other than nonexclusive licenses in the ordinary course of business), acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of such Person.

         "AGREEMENT" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

         "BRAINWORKS COMMON STOCK" shall mean the Common Stock, $0.01 par value per share, of Brainworks.

         "BRAINWORKS DISCLOSURE SCHEDULE" shall mean the disclosure schedule that has been prepared by Brainworks in accordance with the requirements of
Section 9.6 and delivered by Brainworks on the date of this Agreement.

         "BRAINWORKS CORPORATIONS" shall have the meaning set forth in Section 3.1(a).

         "BRAINWORKS CORPORATION CONTRACT" shall mean any Contract: (a) to which any of the Brainworks Corporations is a party; (b) by which any of the Brainworks Corporations or any asset of any of the Brainworks Corporations is or may become bound or under which any of the Brainworks Corporations has, or may become subject to, any obligations; or (c) under which any of the AAHoldings Entities has or may acquire any right or interest.

         "BRAINWORKS CORPORATION PROPRIETARY ASSET" shall mean any Proprietary Asset owned by or licensed to any of the Brainworks Corporations or otherwise used by any of the Brainworks Corporations.

         "BRAINWORKS CORPORATION SOURCE CODE" shall mean any source code, or any portion, aspect or segment of any source code, relating to any Proprietary Asset owned by or licensed to any of the Brainworks Corporations or otherwise used by any of the Brainworks Corporations.

         "BRAINWORKS MATERIAL CONTRACTS" shall have the meaning set forth in
Section 3.10(a).

         "BRAINWORKS OPTIONS" shall have the meaning set forth in Section
3.3(b).

         "BRAINWORKS PENSION PLAN" shall have the meaning set forth in Section 3.16(b).

         "BRAINWORKS PLAN" shall have the meaning set forth in Section 3.16(b).

         "BRAINWORKS SEC DOCUMENTS" shall have the meaning set forth in Section 3.4(a).

         "BRAINWORKS UNAUDITED FINANCIAL STATEMENTS" shall mean the unaudited consolidated balance sheet of Brainworks and its consolidated Subsidiaries as of December 31, 2002, and the consolidated statement of operations and the consolidated statement of cash flows for the nine months ended December 31, 2002 and December 31, 2001, included in the Brainworks SEC Documents.

         "BRAINWORKS WELFARE PLAN" shall have the meaning set forth in Section 3.16(c).

         "BRAINWORKS TRIGGERING EVENT" shall mean: (i) the board of directors of Brainworks fails to reaffirm, unanimously and without qualification, or fails to publicly state, unanimously and without qualification, that the Merger is in the best interests of Brainworks' stockholders, within five business days after either the LLC or the Company requests in writing that such action be taken;
(ii) the board of directors of Brainworks shall have approved, endorsed or recommended any Acquisition Proposal; (iii) a tender or exchange offer relating to securities of

Brainworks shall have been commenced and Brainworks shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the board of directors of Brainworks recommends rejection of such tender or exchange offer; (iv) an Acquisition Proposal involving Brainworks is publicly announced, and Brainworks fails to issue a press release announcing its opposition to such Acquisition Proposal within ten business days after such Acquisition Proposal is announced ; or (viii) any of the Brainworks Corporations or any Representative of any of the Brainworks Corporations shall have breached or taken any action inconsistent with any of the provisions set forth in Section 4.4.

         "CERTIFICATE OF MERGER" shall have the meaning set forth in Section
1.3.

         "CLOSING" shall have the meaning set forth in Section 1.3.

         "CLOSING DATE" shall have the meaning set forth in Section 1.3.

         "COBRA" shall have the meaning set forth in Section 2.16(h).

         "COMPANY" shall mean AssuranceAmerica Corporation, a Georgia corporation.

         "COMPANY COMMON STOCK" shall mean the Common Stock, no par value, of the Company.

         "COMPANY CONVERTING PREFERRED STOCK" shall mean the Series A Converting Preferred Stock of the Company described in the Articles of Incorporation of the Company.

         "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule that has been prepared by the LLC and the Company in accordance with the requirements of Section 9.6 and delivered by the LLC to Brainworks on the date of this Agreement.

         "COMPANY MATERIAL CONTRACT" shall have the meaning set forth in Section 2.10(a).

         "COMPANY PENSION PLAN" shall have the meaning set forth in Section 2.16(b).

         "COMPANY PLAN" shall have the meaning set forth in Section 2.16(a).

         "COMPANY STOCK CERTIFICATE" shall have the meaning set forth in Section 1.6.

         "COMPANY WELFARE PLAN" shall have the meaning set forth in Section 2.16(c).

         "CONSENT" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         "CONTRACT" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         "CONVERSION" shall have the meaning set forth in the recitals to this Agreement

         "EFFECTIVE TIME" shall have the meaning set forth in Section 1.3.

         "ENCUMBRANCE" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         "ENTITY" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

         "ENVIRONMENTAL LAWS" shall have the meaning set forth in Section 2.17.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "GBCC" shall have the meaning set forth in the recitals to this Agreement.

         "GLLCA" shall have the meaning set forth in Section 1.2.

         "ERISA" shall have the meaning set forth in Section 2.16(b).

         "GOVERNMENTAL AUTHORIZATION" shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         "GOVERNMENTAL BODY" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or
(c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

         "INTERESTS" shall have the meaning set forth in Section 2.3(a).

         "LLC" shall mean AAHoldings, LLC, a Georgia liability company.

         "LLC UNAUDITED FINANCIAL STATEMENTS" shall have the meaning set forth in Section 2.4(a).

         "LEGAL PROCEEDING" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the Nasdaq National Market).

         "MATERIAL ADVERSE EFFECT" an event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the AAHoldings Entities if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or would reasonably be expected to have a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations or financial performance of the AAHoldings Entities taken as a whole or, (ii) the ability of either the Company or the LLC to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Brainworks Corporations if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or would reasonably be expected to have a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations or financial performance of the Brainworks Corporations taken as a whole, or (ii) the ability of Brainworks to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement.

         "MATERIALS OF ENVIRONMENTAL CONCERN" shall have the meaning set forth in Section 2.17.

         "MERGER" shall have the meaning set forth in the recitals to this Agreement.

         "MERGER SUB" shall mean AAHoldings Acquisition Sub, Inc., a Georgia corporation.

         "MERGER CONSIDERATION" shall have the meaning set forth in Section 1.5(a)(i).

         "PERSON" shall mean any individual, Entity or Governmental Body.

         "PROPRIETARY ASSET" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

         "REPRESENTATIVES" shall mean members, officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SECRETARY OF STATE" shall have the meaning set forth in Section 1.3.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SUBSIDIARY" an entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record, an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at leased a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

         "SUPERIOR PROPOSAL" shall mean an unsolicited, bona fide written offer made by a third party to acquire a controlling interest in Brainworks or any of the Brainworks Corporations (by purchase, merger, consolidation, issuance of securities or otherwise) on terms that the board of directors of Brainworks determines, in its reasonable judgment, (i) after receipt of a written opinion of an independent financial advisor of nationally recognized reputation, to be more favorable from a financial point of view to Brainworks' stockholders than the terms of the Merger and (ii) is reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a "Superior Proposal" if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

         "SURVIVING CORPORATION" shall have the meaning set forth in Section 1.1(b).

         "TAX" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         "TAX RETURN" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                    EXHIBIT B

                  FORM OF CERTIFICATE OF MERGER FOR CONVERSION

To the Secretary of State
of the State of Georgia

                              CERTIFICATE OF MERGER
                                       OF
                                 AAHOLDINGS, LLC
                     (a Delaware limited liability company)

                                  WITH AND INTO

                          ASSURANCEAMERICA CORPORATION
                             (a Georgia corporation)

         AssuranceAmerica Corporation, as the surviving corporation, hereby certifies that the merger is being filed pursuant to Section 14-2-1105 of the Georgia Business Corporation Code, and as follows:

                                       I.

         The name and jurisdiction of organization or formation of each constituent entity that is merging are:

         (a)      AAHoldings, LLC, a Delaware limited liability company; and

         (b)      AssuranceAmerica Corporation, a Georgia corporation.

                                       II.

         Under the plan of merger, AssuranceAmerica Corporation shall be the surviving corporation (the "Surviving Corporation") of the merger and will be governed by the laws of the State of Georgia. The Articles of Incorporation of AssuranceAmerica Corporation shall continue to be the Articles of Incorporation of the Surviving Corporation without amendment thereto.

                                      III.

         The executed plan of merger is on file at the principal place of business of the Surviving Corporation, the address of which is as follows:

         1700 Water Place
         Suite 190
         Atlanta, GA 30339
         Attn: Guy W. Millner

                                       IV.

         The merger shall be effective on April 1, 2003 at 10:00 a.m. EST.

                                       V.

         A copy of the plan of merger will be furnished by the Surviving Corporation, on request and without cost, to any member or shareholder of any constituent entity that is a party to the merger.

                                       VI.

         The plan of merger has been duly authorized and approved by each constituent business entity and their respective shareholders and members, in accordance with Section 14-2-1103 of the Georgia Business Corporation Code.

                                      VII.

         This Article constitutes an undertaking by the Surviving Corporation that the request for publication of a notice of filing these Articles or Merger and payment therefor will be made as required by subsection (b) of Section 14-2-1105.1 of the Georgia Business Corporation Code.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Certificate of Merger has been executed by the duly authorized officer of AssuranceAmerica Corporation on this 1st day of April, 2003.

                                           ASSURANCEAMERICA CORPORATION

                                           By: _________________________________
                                               Lawrence Stumbaugh
                                               President

                                    EXHIBIT C

                    FORM OF CERTIFICATE OF MERGER FOR MERGER

To the Secretary of State
of the State of Georgia

                              CERTIFICATE OF MERGER
                                       OF
                        AAHOLDINGS ACQUISITION SUB, INC.
                             (a Georgia Corporation)

                                  WITH AND INTO

                          ASSURANCEAMERICA CORPORATION
                             (a Georgia corporation)

         AssuranceAmerica Corporation, as the surviving corporation, hereby certifies that:

                                       I.

         The name and jurisdiction of organization or formation of each constituent entity that is merging are:

         (a)      AAHoldings Acquisition Sub, Inc., a Georgia corporation; and

         (b)      AssuranceAmerica Corporation, a Georgia corporation.

                                       II.

         Under the plan of merger, AssuranceAmerica Corporation shall be the surviving corporation (the "Surviving Corporation") of the merger and will be governed by the laws of the State of Georgia. The Articles of Incorporation of AssuranceAmerica Corporation shall continue to be the Articles of Incorporation of the Surviving Corporation without amendment thereto.

                                      III.

         The executed plan of merger is on file at the principal place of business of the Surviving Corporation, the address of which is as follows:

         1700 Water Place
         Suite 190
         Atlanta, GA 30339
         Attn: Guy W. Millner

                                       IV.

         The merger shall be effective on April 1, 2003 at 4:00 p.m. EST.

                                       V.

         A copy of the plan of merger will be furnished by the Surviving Corporation, on request and without cost, to any member or shareholder of any constituent entity that is a party to the merger.

                                       VI.

         The plan of merger has been duly authorized and approved by each constituent business entity and their respective shareholders and members, in accordance with Section 14-2-1103 of the Georgia Business Corporation Code.

                                      VII.

         This Article constitutes an undertaking by the Surviving Corporation that the request for publication of a notice of filing these Articles or Merger and payment therefor will be made as required by subsection (b) of Section 14-2-1105.1 of the Georgia Business Corporation Code.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Certificate of Merger has been executed by the duly authorized officers of AssuranceAmerica Corporation and AAHoldings Acquisition Sub, Inc. on this 1st day of April, 2003.

                                           ASSURANCEAMERICA CORPORATION

                                           By: _________________________________
                                               Lawrence Stumbaugh
                                               President

                                           AAHOLDINGS ACQUISITION SUB, INC.

                                           By: _________________________________
                                           Marc J. Schwartz
                                           President

                                    EXHIBIT D

               ARTICLES OF INCORPORATION OF SURVIVING CORPORATION

                            ARTICLES OF INCORPORATION

                                       OF

                          ASSURANCEAMERICA CORPORATION

                                   ARTICLE I.
                                      NAME

         The name of the Corporation is AssuranceAmerica Corporation

                                   ARTICLE II.
                                  CAPITAL STOCK

         A. AUTHORIZED CAPITAL. The Corporation shall have the authority to issue a total of 75,000,000 shares of capital stock consisting of 50,000,000 shares of common stock, no par value, and 25,000,000 shares of preferred stock, no par value.

         B.       PREFERRED STOCK

         The Board of Directors does hereby establish and provide for the issuance of a series of preferred stock, designated as "Converting Preferred Stock", consisting of 23,241,098 shares, having the following voting powers, designations, preferences, rights and qualifications, limitations and restrictions:

         1.       Definitions.

         "Articles of Incorporation" means these Articles of Incorporation of the Corporation as may be amended from time to time.

         "Board of Directors" means the board of directors of the Corporation.

         "Business Day" means any day other than a legal holiday in the State of Georgia.

         "Capital Stock" means, with respect to any Person, the corporate stock or other equity interest of such Person that confers the right to receive a share of the profits and losses of, or distributions of assets of, such Person.

         "Common Stock" means the common stock, no par value, of the Company.

         "Corporation" means AssuranceAmerica Corporation

         "Conversion Notice" shall have the meaning set forth in Article II(B).6(a).

         "Conversion Ratio" shall have the meaning set forth in Article II(B).6(a).

         "Distribution" has the meaning set forth in Article II(B).6(d)(6).

         "Exchange Consideration" has the meaning set forth in Article II(B).6(d)(2).

         "Exchange Transaction" has the meaning set forth in Article II(B).6(d)(2).

         "Issue Date" means the first date on which any shares of Converting Preferred Stock are issued by the Corporation.

         "Person" means any individual, corporation, partnership, firm, joint venture, association, limited liability Corporation or partnership, joint-stock Corporation, trust, unincorporated organization or Governmental Body.

         "Converting Preferred Stock" means the Corporation's Converting Preferred Stock, no par value, as the same may be amended or modified from time to time.

         2. Ranking. The Converting Preferred Stock shall, with respect to any distributions, including, without limitation, distributions upon the liquidation, winding-up or dissolution of the Corporation, rank senior to all classes of capital stock of the Corporation, including any classes of Common Stock and each class of or other series of Preferred Stock established by the Board of Directors.

         3.       Dividend Provisions.

         The Converting Preferred Stock shall not be entitled to receive any dividends, unless otherwise authorized by the Corporation.

         4.       Liquidation.

                  (a) Preference. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Converting Preferred Stock shall be entitled, before any distribution or payment is made upon Common Stock or any other Preferred Stock to be paid from assets of the Corporation legally available for distribution, an amount equal to $.03 per share (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reorganization, reclassification, recapitalization or other similar event affecting such shares). If, upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Converting Preferred Stock shall be insufficient to permit payment to the holders of Converting Preferred Stock of the full amount payable as aforesaid, then the assets of the Corporation available for distribution to the holders of the Converting Preferred Stock shall be distributed ratably among such holders of the Converting Preferred Stock.

                  (b) Right to Convert. In lieu of receiving the preferential amounts specified in Section Article II(B).4(a) above, the holders of the Converting Preferred Stock may elect to convert their shares of Converting Preferred Stock into Common Stock pursuant to Article II(B).6 below.

                  (c) Valuation of Consideration. If the Corporation shall propose to take any action of the type described in Article II(B).4(a) above that will involve the distribution of assets or properties other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

         5.       Redemption by the Corporation.

         The Converting Preferred Stock shall not be subject to redemption.

         6.       Conversion.

                  (a) Right to Convert. Subject to the terms and conditions of this Article II(B).6, the holder of any share or shares of Converting Preferred Stock shall have the right, at its option at any time, to convert any such shares of Converting Preferred Stock (except that upon any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the Business Day fixed for payment of the amount distributable on the Converting Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock equal to the number of shares of Converting Preferred Stock being surrendered for conversion on a 1-for-1 basis, and in case of an adjustment pursuant to the further provisions of this Article II(B).6, then by the ratio as last adjusted and in effect at the date any share or shares of Converting Preferred Stock are surrendered for conversion (such ratio, or such ratio as last adjusted, being referred to as the "Conversion Ratio"). Such rights of conversion shall be exercised by the holder thereof by giving written notice ("Conversion Notice") that the holder elects to convert a stated number of shares of Converting Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate in the Conversion Notice) at any time during its usual business hours on the date set forth in such Conversion Notice, together with a statement of the name or names, with address, in which the certificate of certificates for shares of Common Stock shall be issued.

                  (b) Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the Conversion Notice and surrender of the certificate or certificates for the share or shares of Converting Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Converting Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Ratio shall be determined as of the close of business on the date on which the Conversion Notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Converting Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                  (c) Fractional Shares; Partial Conversion. No fractional shares shall be issued upon conversion of Converting Preferred Stock into Common Stock. In case the number of shares of Converting Preferred Stock represented by the certificate or certificates surrendered pursuant to Article II(B).6(a) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Converting Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Article II(B).6(c), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Converting Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors.

                  (d) Adjustments to Conversion Ratio.

                           (1)      Due to Stock Split, Etc. If, prior to the
conversion of all of the Converting Preferred Stock, the number of outstanding shares of Common Stock is increased or reduced by a stock split, a reverse stock split, a combination or reclassification of the Common Stock or other similar event, the Conversion Ratio shall be adjusted accordingly.

                           (2)      Due to Merger, Consolidation, Etc. If, prior
to the Conversion of all of the Converting Preferred Stock, there shall be any merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be exchanged for or changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity (an "Exchange Transaction"), then a holder of Converting Preferred Stock shall: (i) upon the consummation of such Exchange Transaction, have the right to receive, with respect to any shares of Common Stock which such holder is then entitled to receive pursuant to a Conversion Notice previously delivered by such holder, (and without regard to whether such shares contain a restrictive legend or are freely-tradable) the same amount and type of consideration (including without limitation, stock, securities and/or other assets) and on the same terms as a holder of shares of Common Stock would be entitled to receive in connection with the consummation of such Exchange Transaction (the "Exchange Consideration"); and (ii) upon the conversion of the Converting Preferred Stock occurring subsequent to the consummation of such Exchange Transaction, the consideration which such holder of Converting Preferred Stock would have been entitled to receive in connection with such Exchange Transaction had such shares been converted immediately prior to such Exchange Transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Ratio and of the number of shares issuable upon a conversion) shall thereafter be applicable as nearly as may be practicable in relation to any securities thereafter deliverable upon the conversion of such Converting Preferred Stock.

                           (3)      When Adjustments To Be Made. The adjustments
required by this Article II(B).6(d) shall be made whenever and as often as any specified event requiring such an adjustment shall occur. For the purpose of any such adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                           (4)      When Adjustment Not Required. If the
Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution to which the provisions of
Article II(B).6(d)(1) would apply, but shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                           (5)      Notice of Adjustments. Upon any adjustment
of the Conversion Ratio, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, addressed to each holder of shares of Converting Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Ratio resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

                           (6)      Distribution of Assets. If the Corporation
shall declare or make any distribution of cash, evidences of indebtedness or other securities or assets (other than cash distributions payable out of earned surplus or net profits for the current or the immediately preceding year), or any rights to acquire any of the foregoing, to holders of Common Stock as a partial liquidating distribution, by way of return of capital or otherwise (a "Distribution"), then holders of the Converting Preferred Stock shall be entitled to receive from the Corporation a proportionate share of any such distribution as though they were holders of the number of shares of Common Stock into which their respective Converting Preferred Stock are convertible as of the record date for the determination of the holders of Common Stock of the Corporation.

                           (7)      No Fractional Shares. If any adjustment
under this Article II(B).6(d) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, compensation shall be made to the holder thereof in accordance with Article II(B).6(c).

                           (8)      Consideration for Stock. In case any shares
of Common Stock, options or convertible securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, options or convertible securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such options by the parties thereto, such options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors.

                           (9)      Record Date. In case the Corporation shall
take a record of the holders of its Common Stock for the purpose of entitling them: (i) to receive a distribution payable in Common Stock, options or convertible securities; or (ii) to subscribe for or purchase Common Stock, options or convertible securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (10)     Treasury Shares. The number of shares of
Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this Article II(B).6(d).

                           (11)     Independent Application. Except as otherwise
provided herein, all subsections of this Article II(B).6 are intended to operate independently of one another (but without duplication). If an event occurs that requires the application of more than one subsection, all applicable subsections shall be given independent effect without duplication.

                  (e) Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Converting Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Converting Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange or quotation system upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Converting Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Articles of Incorporation.

                  (f) No Reissuance of Converting Preferred Stock. Shares of Converting Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

                  (g) Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Converting Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Converting Preferred Stock which is being converted.

                  (h) Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Converting Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Converting Preferred Stock in any manner which interferes with the timely conversion of such Converting Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

         7. Voting. Except as may be otherwise provided in these terms of the Converting Preferred Stock or by law, the Converting Preferred Stock shall vote together with all other classes and series of stock of the Corporation as single class on all actions to be taken by the stockholders of the Corporation, including, but not limited to actions amending the Articles of Incorporation of the Corporation to increase the number of authorized shares of Common Stock. Each share of Converting Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Converting Preferred Stock is then convertible.

                                  ARTICLE III.
                     REGISTERED AGENT AND REGISTERED OFFICE

         The name and address of the initial Registered Agent and the Registered Office of the Corporation are:

         NAME                            ADDRESS
         ----                            -------
CT Corporation System        1201 Peachtree Street, NE
                             Atlanta, Fulton County, Georgia 30361

                                   ARTICLE IV.
                                  INCORPORATOR

         The name and address of the incorporator is:

       NAME                         ADDRESS
       ----                         -------
Robert J. Cormican           c/o AAHoldings, LLC
                             1700 Water Place, Suite 190
                             Atlanta, Georgia 30339

                                   ARTICLE V.
                                PRINCIPAL OFFICE

         The mailing address of the initial principal office of the Corporation is:

                  1700 Water Place, Suite 190
                  Atlanta, Georgia 30339

                                   ARTICLE VI.
                           INITIAL BOARD OF DIRECTORS

         The initial Board of Directors shall consist of two members who shall be and whose addresses are:

       NAME                          ADDRESS
       ----                          -------
Guy W. Miller                c/o AAHoldings, LLC
                             1700 Water Place, Suite 190
                             Atlanta, Georgia 30339

Lawrence Stumbaugh           c/o AAHoldings, LLC
                             1700 Water Place, Suite 190
                             Atlanta, Georgia 30339

                                  ARTICLE VII.
                    PERSONAL LIABILITY OF BOARD OF DIRECTORS

         The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the Georgia Business Corporation Code, as the same may be amended and supplemented (the "Code").

                                  ARTICLE VIII.
                    SHAREHOLDERS' ACTIONS BY WRITTEN CONSENT

         Any action required or permitted by the provisions of the Code to be taken at a shareholders' meeting may be taken without a meeting in accordance with of Section 14-2-704 of the Code if the action is taken by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. Notice of such action without a meeting by less than unanimous written consent shall be given within ten (10) days of the taking of such action to those shareholders of record on the date when the written consent is first executed and whose shares were not represented on the written consent.

                                   ARTICLE IX.
                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Corporation shall, to the fullest extent permitted by the provisions of the Code, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under the Code from and against any and all of the expenses, liabilities, or other matters referred to in or covered by the Code. Any indemnification effected under this provision shall not be deemed exclusive of rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation, this _____ of March, 2003.

                                                  ------------------------------
                                                  Robert J. Cormican
                                                  Incorporator

                                    EXHIBIT E

                         BYLAWS OF SURVIVING CORPORATION

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                                     BYLAWS
                                       OF
                          ASSURANCEAMERICA CORPORATION

                                    ARTICLE I
                                     OFFICES

         AssuranceAmerica Corporation (the "Corporation") shall at all times maintain a registered office in the State of Georgia and a registered agent at that address but may have other offices located within or outside the State of Georgia as the Board of Directors may determine.

                                   ARTICLE II
                             SHAREHOLDERS' MEETINGS

         2.1 Annual Meeting. A meeting of the shareholders of the Corporation (the "Shareholders") shall be held annually. The annual meeting shall be held at such time and place on such date as the directors shall determine from time to time and as shall be specified in the notice of the meeting.

         2.2 Special Meetings. A special meeting of the Shareholders may be called at any time by the President or any holder or holders of as much as twenty-five percent of the votes entitled to be cast on any issue proposed to be considered at the meeting. Special meetings shall be held at such a time and place and on such date as shall be specified in the notice of the meeting.

         2.3 Place. Annual or special meetings of Shareholders may be held within or without the State of Georgia.

         2.4 Notice. Notice of annual or special Shareholders meetings stating place, day and hour of the meeting shall be given in writing not less than ten nor more than fifty days before the date of the meeting, either mailed to the last known address or personally given to each Shareholder. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted, unless one of the purposes of the meeting concerns a plan of merger, in which event the waiver shall comply with the further requirements of law concerning such waivers. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof. Notice of any special meeting of Shareholders shall state the purpose or purposes for which the meeting is called. The notice of any meeting at which amendments to or restatements of the articles of incorporation, merger of the Corporation, or the disposition of corporate assets requiring Shareholder approval are to be considered shall state such purpose, and further comply with all requirements of law.

         2.5 Quorum. At all meetings of Shareholders, shares representing a majority of the votes entitled to be cast shall constitute a quorum for the transaction of business, and no resolution or business shall be transacted without the favorable vote of the holders of a majority of the shares represented at the meeting and entitled to vote. A lesser number may adjourn from day to day, and shall announce the time and place to which the meeting is adjourned.

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         2.6      Action in Lieu of Meeting. Any action to be taken at a meeting of the Shareholders of the Corporation, or any action that may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by the holders of all of the shares entitled to vote with respect to the subject matter thereof, or by the holders of such lesser number of shares as may be required in accordance with any lawful provision of the Articles of Incorporation, and any further requirements of law pertaining to such consents have been complied with.

                                   ARTICLE III
                                    DIRECTORS

         3.1 Management. Subject to these Bylaws, or any lawful agreement between the Shareholders, the full and entire management of the affairs and business of the Corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the Corporation.

         3.2 Number of Directors. The Shareholders shall fix by resolution the precise number of members of the Board of Directors, provided that the Board of Directors shall consist of not fewer than one (1) nor more than ten (10) members. Directors shall be elected at each annual meeting of the Shareholders and shall serve for a term of one year and until their successors are elected. A majority of said directors shall constitute a quorum for the transaction of business. All resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the directors present at the meeting.

         3.3 Vacancies. The directors may fill the place of any director which may become vacant prior to the expiration of his term, such appointment by the directors to continue until the expiration of the term of the director whose place has become vacant, or may fill any directorship created by reason of an increase in the number of directors, such appointment by the directors to continue for a term of office until the next election of directors by the Shareholders and until the election of the successor.

         3.4 Meetings. The directors shall meet annually, without notice, following the annual meeting of the Shareholders. Special meetings of the directors may be called at any time by the President or by any two directors, on two days' notice to each director, which notice shall specify the time and place of the meeting. Notice of any such meeting may be waived by an instrument in writing executed before or after the meeting. Directors may attend and participate in meetings either in person or by means of conference telephones or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communication equipment shall constitute presence in person at any meeting. Attendance in person at such meeting shall constitute a waiver of notice thereof.

         3.5 Action in Lieu of Meeting. Any action to be taken at a meeting of the directors, or any action that may be taken at a meeting of the directors, may be taken without a meeting if a

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consent in writing, setting forth the action so taken, shall be signed by all of the directors and any further requirements of law pertaining to such consents have been complied with.

         3.6 Removal. Any director may be removed from office, with or without cause, upon the vote of the Shareholders holding a majority of the shares entitled to be cast with respect to the election of directors, at a meeting with respect to which notice of such purpose is given.

                                   ARTICLE IV
                                    OFFICERS

         4.1 General Provisions. The officers of the Corporation shall consist of a Chairman of the Board, President, Chief Executive Officer, Secretary, Chief Financial Officer and Vice Presidents, who shall be elected by the Board of Directors, and such other officers as may be elected by the Board of Directors or appointed as provided in these Bylaws. Each officer shall be elected or appointed for a term of office running until the meeting of the Board of Directors following the next annual meeting of the Shareholders of the Corporation, or such other term as provided by resolution of the Board of Directors or the appointment to office. Each officer shall serve for the term of office for which he is elected or appointed and until his successor has been elected or appointed and has qualified or his earlier resignation, removal from office or death. Any two or more offices may be held by the same person.

         4.2 Chairman of the Board. The Chairman of the Board shall have general management responsibilities regarding the operation of the Corporation.

         4.3 President. The President shall have general and active management responsibilities regarding the operation of the Corporation. He shall be responsible for the administration of the Corporation, including general supervision of the policies of the Corporation and general and active management of the financial affairs of the Corporation, and shall execute bonds, mortgages or other contracts in the name and on behalf of the Corporation.

         4.5 Secretary. The Secretary shall keep minutes of all meetings of the Shareholders and directors and have charge of the minute books, stock books and seal of the Corporation and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or the Board of Directors.

         4.6 Chief Financial Officer. The Chief Financial Officer shall be charged with the management of the financial affairs of the Corporation, shall have the power to recommend action concerning the Corporation's affairs to the President, and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or the Board of Directors.

         4.7 Vice President. The Corporation may have one or more Vice Presidents, elected by the Board of Directors, who shall perform such duties and have such powers as may be delegated by the President or the Board of Directors.

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                                    ARTICLE V
                                  CAPITAL STOCK

         5.1 Share Certificates. Share certificates shall be numbered in the order in which they are issued. They shall be signed by the President and the Secretary and the seal of the Corporation shall be affixed thereto. Share certificates shall be kept in a book and shall be issued in consecutive order therefrom. The name of the person owning the shares, the number of shares, and the date of issue shall be entered on the stub of each certificate. Share certificates exchanged or returned shall be cancelled by the Secretary and placed in their original place in the stock book.

         5.2 Transfer of Shares. Transfers of shares shall be made on the stock books of the Corporation by the holder in person or by power of attorney, on surrender of the old certificate for such shares, duly assigned.

         5.3 Voting. The holders of the capital stock shall be entitled to one vote for each share of stock standing in their name.

                                   ARTICLE VI
                                      SEAL

         The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the Corporation followed by the word "Seal" enclosed in parentheses or scroll shall be deemed the seal of the Corporation. The seal shall be in the custody of the Secretary and affixed by him or by his assistants on the certificates of stock and other appropriate papers.

                                   ARTICLE VII
                                    AMENDMENT

         These Bylaws may be amended by majority vote of the Board of Directors of the Corporation or by vote of the Shareholders holding a majority of the shares entitled to vote, provided that the Shareholders may provide by resolution that any Bylaw provision repealed, amended, adopted or altered by them may not be repealed, amended, adopted or altered by the Board of Directors.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         Each person who is or was a director or officer of the Corporation, and each person who is or was a director or officer of the Corporation who at the request of the Corporation is serving or has served as an officer, director, partner, joint venturer or trustee of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation

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against those expenses (including attorneys' fees), judgments, fines and amounts paid in settlement which are allowed to be paid or reimbursed by the Corporation under the laws of the State of Georgia and which are actually and reasonably incurred in connection with any action, suit or proceeding, pending or threatened, whether civil, criminal, administrative or investigative, in which such person may be involved by reason of his being or having been a director or officer of this Corporation or of any such other enterprise. Such indemnification shall be made only in accordance with the laws of the State of Georgia and subject to the conditions prescribed therein.

         In any instance where the laws of the State of Georgia permit indemnification to be provided to persons who are or have been an officer or director of the Corporation or who are or have been an officer, director, partner, joint venturer or trustee of any such other enterprise only on a determination that certain specified standards of conduct have been met, upon application for indemnification by any such person the Corporation shall promptly cause such determination to be made (i) by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding; (ii) if a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting of two or more directors not at the time parties to the proceeding; (iii) by special legal counsel selected by the Board of Directors or its committee in the manner prescribed in (i) or (ii), or if a quorum of the Board of Directors cannot be obtained under (i), and a committee cannot be designated under (ii), selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or (iv) by the Shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

         As a condition to any such right of indemnification, the Corporation may require that it be permitted to participate in the defense of any such action or proceeding through legal counsel designated by the Corporation and at the expense of the Corporation.

         The Corporation may purchase and maintain insurance on behalf of any such persons whether or not the Corporation would have the power to indemnify such officers and directors against any liability under the laws of the State of Georgia. If any expenses or other amounts are paid by way of indemnification, other than by court order, action by Shareholders or by an insurance carrier, the Corporation shall provide notice of such payment to the Shareholders in accordance with the provisions of the laws of the State of Georgia.

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                                   SCHEDULE 1

---------------------------------------------------------------------------------------------------------
                                                              SHARES OF                     TOTAL
                           SHARES OF BRAINWORKS      ASSURANCEAMERICA CORPORATION         PERCENTAGE
       HOLDER                  COMMON STOCK           CONVERTING PREFERRED STOCK           INTEREST
---------------------------------------------------------------------------------------------------------
Sercap Holdings, LLC              19,344,617                   23,045,383                   99.15%
---------------------------------------------------------------------------------------------------------
Harvey Friedman                      141,468                      168,532                     .73%
---------------------------------------------------------------------------------------------------------
Kenneth Meyers                        22,817                       27,183                     .12%
---------------------------------------------------------------------------------------------------------

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